EXECUTION VERSION

Exhibit 2.1

ASSET PURCHASE AGREEMENT

among

IMPLANT SCIENCES CORPORATION

C ACQUISITION CORP.

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

and

IMX ACQUISITION CORP.

as the Sellers

and

L-3 COMMUNICATIONS CORPORATION

as Buyer

Dated as of October 10, 2016

This document is not intended to create nor will it be deemed to create a legally binding or enforceable offer or agreement of any type or nature, unless and until agreed and executed by the parties.

TABLE OF CONTENTS

Page

ARTICLE I. PURCHASE AND SALE

2

Section 1.1.

Purchase and Sale

2

Section 1.2.

Excluded Assets

2

Section 1.3.

Assumed Liabilities

3

Section 1.4.

Excluded Liabilities

3

Section 1.5.

Assignment of Contracts and Rights

4

Section 1.6.

Closing Date Payment

5

Section 1.7.

Closing

6

Section 1.8.

Post-Closing Purchase Price Adjustment

8

Section 1.9.

Allocation of Final Purchase Price

11

Section 1.10.

Withholding Rights

11

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLERS

12

Section 2.1.

Corporate Organization

12

Section 2.2.

Qualification to Do Business

12

Section 2.3.

No Conflict or Violation

12

Section 2.4.

Consents and Approvals

13

Section 2.5.

Authorization and Validity of Agreement

13

Section 2.6.

Subsidiaries

13

Section 2.7.

Company SEC Reports

13

Section 2.8.

Absence of Certain Changes or Events

15

Section 2.9.

Tax Matters

15

Section 2.10.

Absence of Undisclosed Liabilities

16

Section 2.11.

Seller Property

17

Section 2.12.

Intellectual Property

17

Section 2.13.

Government Licenses and Permits

18

Section 2.14.

Compliance with Law

18

Section 2.15.

Litigation

19

Section 2.16.

Contracts

19

Section 2.17.

Seller Benefit Plans; Employees

21

Section 2.18.

Insurance

23

Section 2.19.

Affiliate Transactions

23

Section 2.20.

Environmental Matters

23

Section 2.21.

No Brokers

24

Section 2.22.

Governmental Contracts

24

Section 2.23.

Anti-Corruption Laws and Regulations Compliance

25

Section 2.24.

Economic Sanctions Compliance

26

Section 2.25.

Export Controls Compliance

26

Section 2.26.

Security Clearances

27

Section 2.27.

Product Warranties

27

Section 2.28.

Sufficiency of and Title to the Purchased Assets

27

Section 2.29.

Acknowledgement by the Sellers

27

- i -

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF BUYER

28

Section 3.1.

Organization

28

Section 3.2.

No Conflict or Violation

28

Section 3.3.

Consents and Approvals

28

Section 3.4.

Authorization and Validity of Agreement

29

Section 3.5.

No Brokers

29

Section 3.6.

Sufficiency of Funds

29

Section 3.7.

Board Approval

29

Section 3.8.

No Vote of Buyer Shareholders

29

Section 3.9.

Litigation

29

Section 3.10.

Acknowledgement by Buyer

30

Section 3.11.

Certain Arrangements

30

ARTICLE IV. COVENANTS OF THE SELLERS

31

Section 4.1.

Conduct of the Sellers Before the Closing Date

31

Section 4.2.

Notice of Breach

34

Section 4.3.

Confidentiality

35

ARTICLE V. COVENANTS OF BUYER

35

Section 5.1.

Notice of Breach

35

Section 5.2.

Conduct of the Business Before the Closing Date

36

ARTICLE VI. ADDITIONAL COVENANTS OF THE PARTIES

36

Section 6.1.

Access to Information

36

Section 6.2.

Efforts

37

Section 6.3.

No Solicitation; Alternative Proposals

40

Section 6.4.

Public Announcements

41

Section 6.5.

Employee Matters

41

Section 6.6.

Assets Wrongly Received

43

Section 6.7.

WARN Act Compliance

43

Section 6.8.

Insurance

44

Section 6.9.

Bankruptcy Court Approval

44

Section 6.10.

Entry into DIP Agreement; “First Day” Orders

45

Section 6.11.

Service of Approval Motion

45

Section 6.12.

Copies of Pleadings

45

Section 6.13.

Shareholder Litigation

46

Section 6.14.

Name Changes.

46

ARTICLE VII. CONDITIONS PRECEDENT

46

Section 7.1.

Conditions to Each Party’s Obligation to Effect the Transactions

46

Section 7.2.

Additional Conditions to Obligations of Buyer

47

Section 7.3.

Additional Conditions to Obligations of the Sellers

48

- ii -

ARTICLE VIII. TERMINATION

49

Section 8.1.

Termination

49

Section 8.2.

Termination Fee

51

Section 8.3.

Manner and Effect of Termination

52

Section 8.4.

Amendment

52

Section 8.5.

Extension; Waiver

52

ARTICLE IX. MISCELLANEOUS

52

Section 9.1.

Transfer Taxes

52

Section 9.2.

Disclosure Schedules

53

Section 9.3.

Successors and Assigns

53

Section 9.4.

Governing Law; Jurisdiction; Specific Performance

53

Section 9.5.

Expenses

55

Section 9.6.

Severability; Construction

55

Section 9.7.

Notices

56

Section 9.8.

Entire Agreement

57

Section 9.9.

Parties in Interest

57

Section 9.10.

Section and Paragraph Headings

57

Section 9.11.

Counterparts

57

Section 9.12.

Survival

58

Section 9.13.

Definitions

58

- iii -

INDEX OF SCHEDULES

Schedule 1.2(b)

Insurance for Excluded Assets

Schedule 1.2(c)

Excluded Contracts

Schedule 2.3

No Conflict or Violation

Schedule 2.4

Seller Consents and Approvals

Schedule 2.6

Subsidiaries

Schedule 2.7(c)

Company SEC Reports

Schedule 2.8(b)

Absence of Certain Changes or Events

Schedule 2.9

Tax Matters

Schedule 2.10

Undisclosed Liabilities

Schedule 2.11

Seller Property

Schedule 2.12(a)

Seller Owned Intellectual Property

Schedule 2.12(b)

Seller Registered Intellectual Property

Schedule 2.12(c)

Employee Intellectual Property

Schedule 2.15

Litigation

Schedule 2.16(a)

Contracts

Schedule 2.16(a)(v)

Acquisition Contracts

Schedule 2.16(a)(viii)

Contracts with Directors, Executive Officers and Significant Shareholders

Schedule 2.17(a)

Employee Benefit Plans; Employees

Schedule 2.17(e)

Non-contravention of Employee Benefit Plans

Schedule 2.17(f)

Employment Law Compliance

Schedule 2.19

Affiliate Transactions

Schedule 2.24

Economic Sanctions Compliance

Schedule 2.26

Security Clearances

Schedule 2.27

Product Warranties

Schedule 3.3

Buyer Consents and Approvals

Schedule 4.1(a)

Conduct of Business Before the Closing Date

Schedule 4.1(a)(vi)

Agreements to make loans, advances or capital contributions
Schedule 6.5(a)

Excluded Employees
Schedule 7.2(e)

Required Third-Party Consents
Schedule 9.13(a)

Closing Company Change of Control Payment—Buyer Portion
Schedule 9.13(b)

Government Licenses
Schedule 9.13(c)

Seller Knowledge Persons

- iv -

INDEX OF EXHIBITS

Exhibit A

Form of Assignment and Assumption Agreement
Exhibit B

Form of Bill of Sale
Exhibit C

Form of Intellectual Property Assignments

Exhibit D

Form of Assignment and Assumption of Lease

Exhibit E

Form of Approval Order

Exhibit F

Form of Bid Procedures
Exhibit G

Form of DIP Financing Order

Exhibit H

Approved Budget

Exhibit I

Form of DIP Agreement

Exhibit J

Net Working Capital Methodology

- v -

GLOSSARY OF DEFINED TERMS

The location of the definition of each capitalized term used in this Agreement is set forth in this Glossary:

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, dated as of October 10, 2016 (this “Agreement), among IMPLANT SCIENCES CORPORATION, a Massachusetts corporation (the “Company”), C ACQUISITION CORP., a Delaware corporation, ACCUREL SYSTEMS INTERNATIONAL CORPORATION, a California corporation, and IMX ACQUISITION CORP., a Delaware corporation (each, including the Company, a “Seller” and collectively, the “Sellers”), and L-3 COMMUNICATIONS CORPORATION, a Delaware corporation (“Buyer”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 9.13.  The Sellers and Buyer may be referred to individually herein as a “Party”, and together, the “Parties”.

W I T N E S S E T H:

WHEREAS, the Sellers are in the business of developing, manufacturing and selling sophisticated security and inspection applications, sensors, systems and technologies for the security, safety and defense industries, including technologies for the detection of bulk contraband and trace contraband (such business, together with all related or incidental businesses, and all activities related or incidental to such business or any such related or incidental business, the “Business”);

WHEREAS, as promptly as practicable following the execution and delivery hereof (but in no event more than one (1) Business Day after the date of this Agreement), the Sellers shall seek relief under Chapter 11 of Title 11, §§ 101-1330 of the United States Code (as amended, the “Bankruptcy Code”) by filing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and the date on which such petition for relief is filed being referred to as the “Petition Date”);

WHEREAS, Buyer desires to purchase the Purchased Assets and assume the Assumed Liabilities, upon the terms and subject to the conditions set forth herein;

WHEREAS, Sellers and Buyer desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby; and

WHEREAS, the Purchased Assets and Assumed Liabilities are assets and liabilities of the Sellers which are to be sold and assumed pursuant to the Approval Order approving such sale pursuant to Section 363 of the Bankruptcy Code, free and clear of all Liens and Liabilities except Assumed Liabilities and Permitted Liens, which order will include the authorization for the assumption and assignment of certain executory contracts and unexpired leases and liabilities thereunder under Section 365  of the Bankruptcy Code, all in the manner and subject to the terms and conditions set forth herein and in accordance with other applicable provisions of the Bankruptcy Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE

Section 1.1.

Purchase and Sale

.  Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from the Sellers and each Seller agrees to sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer, at the Closing, free and clear of all Liens, other than Assumed Liabilities and Permitted Liens, all of such Seller’s right, title and interest in, to and under the assets, properties and business, of every kind and description, wherever located and whether now existing or hereafter acquired, owned, held, licensed, leased, or used by such Seller as the same shall exist on the Closing Date, including all Avoidance Actions, but excluding the Excluded Assets (the “Purchased Assets”).

Section 1.2.

Excluded Assets

.  Notwithstanding any provision to the contrary set forth in this Agreement, Buyer expressly understands and agrees that the following assets and properties of the Sellers (the “Excluded Assets”) shall be excluded from the Purchased Assets:

(a)

any asset of a Seller that would otherwise constitute a Purchased Asset but for the fact that it is sold or otherwise disposed of, in the ordinary course of business of the relevant Seller and not in violation of this Agreement, prior to the Closing Date;

(b)

insurance policies relating to the Excluded Assets and Excluded Liabilities listed on Schedule 1.2(b) and all Claims, credits, Causes of Action or rights thereunder;

(c)

all rights and obligations (i) under the Seller Benefit Plans listed on Schedule 1.2(c), and assets relating thereto, (ii) under any Contract that is not an Active Business Contract and (iii) under other Contracts listed on Schedule 1.2(c) (collectively, the “Excluded Contracts”);

(d)

all rights of the Sellers arising under this Agreement and other Transaction Documents executed and delivered by Buyer;

(e)

all shares of Capital Stock of any Seller owned by any other Seller;

(f)

any Tax refund or reimbursement due to any Seller;

(g)

all rights of the Sellers to the consideration paid to the Sellers pursuant to this Agreement and any Contract entered in connection herewith, and the Retained Bank Account;

(h)

all originals of all personnel records and other records that the Sellers are required by Law to retain in their possession;

(i)

all Tax records and information and all corporate books and records, board minutes and organizational documents of each Seller;

(j)

all Causes of Action against any holder of any Claim against any Seller that could be asserted as a defense, counterclaim, or right of recoupment or setoff in respect of any Claim or Cause of Action brought, commenced or asserted by any Person against any Seller; and

(k)

all items designated as Excluded Assets on Exhibit J hereto.

Section 1.3.

Assumed Liabilities

.  Upon the terms and subject to the conditions of this Agreement, Buyer shall assume, at the Closing, all Liabilities and obligations of the Sellers (in each case other than the Excluded Liabilities), all Cure Costs for which Buyer is responsible pursuant to Section 1.5(b) and all Transfer Taxes (the “Assumed Liabilities”), and thereafter pay, perform and discharge when due (in accordance with their respective terms and subject to the respective conditions thereof) the Assumed Liabilities.

Section 1.4.

Excluded Liabilities

.  Notwithstanding any provision in this Agreement or any other writing to the contrary, Buyer is assuming only the Assumed Liabilities and is not assuming, and shall not be responsible to pay, perform, release, discharge or have liability for any of the following Liabilities of any Seller or its Affiliates (the “Excluded Liabilities”):

(a)

any of the Sellers’ Liabilities under this Agreement or any Contract entered in connection herewith;

(b)

any of the Sellers’ Liabilities (i) for expenses, fees or Taxes incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including all attorneys’ and accountants’ fees, brokerage fees, and income Taxes) or (ii) relating to or arising in connection with the activities, discussions, communications or negotiations with any parties (including Buyer) conducted heretofore with respect to any potential transaction (including, for the avoidance of doubt, any Causes of Action with respect thereto);

(c)

any Liability or obligation of any of the Sellers for Taxes, any Liability or obligation for Taxes relating to the ownership or operation of the Purchased Assets which are attributable to taxable periods or portions thereof ending on or prior to the Closing Date, any Liability or obligation relating to Taxes as a result of Buyer being a transferee or successor of the Sellers, and any Liability or obligation relating to Taxes arising as a result of the Sellers at any time being a member of an affiliated, consolidated, combined or unitary group for any taxable period;

(d)

any Liability or obligation for Taxes, and any Liability or obligation relating to Taxes of any Person under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise;

(e)

any portion of the Closing Company Change of Control Payment that is not the Closing Company Change of Control Payment—Buyer Portion;

(f)

any of the Sellers’ Liabilities for Indebtedness (including Indebtedness incurred pursuant to the DIP Agreement) or Indebtedness secured by Liens on their assets or guarantees of any of the foregoing;

(g)

all Liabilities related to, incurred in connection with or arising out of the Excluded Assets;

(h)

all Liabilities for professional (including broker and advisory), U.S. Trustee and Court fees, costs and expenses that have been incurred or that are incurred or owed by the Sellers (or their bankruptcy estates) in connection with the preparation and administration of the Chapter 11 Cases (but not including ordinary course liabilities incurred in operating the Business);

(i)

all Liabilities of the Sellers related to, incurred in connection with or arising out of any Contract that is not an Active Business Contract;

(j)

any other Liability or obligation of the Sellers that is not related to, or does not arise out of, or was not incurred in connection with, the Business;

(k)

all Liabilities or obligations relating to workers’ compensation or other similar employee claims;

(l)

all Liabilities or obligations for tort claims, known or unknown, product liability claims or occurrences (including claims or occurrences relating to the destruction of property, personal injury or death and occurrences resulting from any failure to warn or any defect or deficit in design, engineering, process, manufacture or construction) with respect to, arising out of, relating to, or in connection with products sold or services rendered by the Sellers prior to the Closing Date and any related claims and litigation relating thereto; provided that nothing in this clause (l) shall relieve Buyer from performing its obligations under the Active Business Contracts;

(m)

all Liabilities or obligations arising out of, in connection with, or relating to the release, threatened release, disposal or arranging to dispose of, or contamination by or exposure to, any Hazardous Materials occurring or existing as of or prior to the Closing Date; and

(n)

all items designated as Excluded Liabilities on Exhibit J hereto.

The Sellers hereby acknowledge that the Sellers are retaining the Excluded Liabilities and shall be solely responsible for the fulfillment or satisfaction of such Excluded Liabilities.

Section 1.5.

Assignment of Contracts and Rights

.

(a)

The Sellers shall use commercially reasonable efforts to assume and assign the Assumed Contracts and other Purchased Assets to Buyer (including payment by the

Sellers of any Cure Costs that are not the responsibility of Buyer to pay pursuant to Section 1.5(b)), including using commercially reasonable efforts to facilitate any negotiations with the counterparties to such Assumed Contracts and to obtain an order (which shall be the Approval Order) containing a finding that the proposed assignment to and assumption of the Assumed Contracts by Buyer satisfied all applicable requirements of Section 365 of the Bankruptcy Code.

(b)

At the Closing (i) the Sellers shall, pursuant to the Approval Order and the Assignment and Assumption Agreement and the Assignment and Assumption of Lease, as applicable, assume and assign to Buyer (the consideration of which is included in the Final Purchase Price) each of the Assumed Contracts that is capable of being assumed and assigned and (ii) Buyer shall pay (x) all Cure Costs (if any) specified by the Sellers on the Estimated Closing Statement to the extent taken into account as a Current Liability in the calculation of the Estimated Net Working Capital and (y) any additional Cure Costs up to the Cure Costs Cap, in each case in connection with such assumption and assignment and assume and discharge when due the Assumed Liabilities (if any) under the Assumed Contracts, pursuant to the Assignment and Assumption Agreement and the Assignment and Assumption of Lease.  Following the Closing, the Buyer shall pay any Cure Costs not paid at the Closing to the extent such Cure Costs are included as a Current Liability in the calculation of Closing Date Net Working Capital (as finally determined pursuant to Section 1.8), and any additional Cure Costs (including any Cure Costs paid pursuant to clause (ii)(y) above) up to the Cure Costs Cap, and the Sellers shall pay and be solely responsible for any such additional Cure Costs in excess of the Cure Costs Cap.

(c)

 Except as to Assumed Contracts assigned pursuant to Section 365 of the Bankruptcy Code or the Approval Order, anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Buyer or the Sellers thereunder, and the Sellers, at Buyer’s expense, shall use their commercially reasonable efforts to obtain any such required consent(s) as promptly as possible.  If such consent is not obtained or such assignment is not attainable pursuant to Section 365 of the Bankruptcy Code or the Approval Order, or if any attempted assignment would be ineffective or would impair Buyer’s rights under the Purchased Asset in question so that Buyer would not in effect acquire the benefit of all such rights, then the Sellers, to the maximum extent permitted by applicable Law, shall act after the Closing, at Buyer’s request, as Buyer’s agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by applicable Law, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer.  No Seller may agree to pay any amount to obtain any consent of a third party without Buyer’s prior approval.  All obligations of the Sellers under this Section 1.5(c) shall expire on the date that is twelve months after the Closing Date.

Section 1.6.

Closing Date Payment

.

(a)

On the terms and subject to the conditions contained herein, the total consideration to be paid on the Closing Date for the Purchased Assets shall be (x) the assumption of the Assumed Liabilities and (y) a cash payment (the “Cash Payment”) equal to the sum of:

(i)

One Hundred Seventeen Million Five Hundred Thousand Dollars ($117,500,000) (the “Enterprise Value”); plus

(ii)

the amount, if any, by which the Estimated Net Working Capital is greater than the Target Net Working Capital; minus

(iii)

the amount, if any, by which the Estimated Net Working Capital is less than the Target Net Working Capital.

At the Closing, Buyer shall pay (or cause to be paid) to the Sellers an amount equal to (A) the Cash Payment less (B) the Escrow Amount (such amount, the “Closing Date Payment”) by wire transfer of immediately available funds to an account or accounts designated by the Sellers at least three (3) Business Days prior to the Closing Date.

(b)

At the Closing, Buyer shall deposit (or cause to be deposited) an amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Escrow Amount”) with the Escrow Agent, pursuant to the terms of the Escrow Agreement, which Escrow Amount shall be held by the Escrow Agent as available funds for purposes of and until the payment of the Final Purchase Price in accordance with Section 1.8 (all such funds, the “Escrow Funds”) (and the Sellers shall be responsible for the payment of any Taxes imposed on, and shall be entitled to receipt of any interest or other income attributable to any investments from, the Escrow Funds).  The Escrow Funds shall only constitute property of the Sellers’ bankruptcy estates in the event and to the extent that the Escrow Funds are required to be released to the Sellers in accordance with the terms of this Agreement.

(c)

No later than three (3) Business Days prior to the Closing Date, the Sellers shall deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth the Sellers’ good faith estimate of the Closing Date Net Working Capital (the “Estimated Net Working Capital”).  The Estimated Closing Statement shall be prepared in accordance with GAAP, as applied in a manner consistent with the accounting methods, policies, categorizations, definitions, principles, practices, techniques and procedures that are specified in the calculation of Net Working Capital as of June 30, 2016 set forth in Exhibit J (with the amounts included therein being for illustrative purposes only), but shall not include any changes in assets or liabilities as a result of changes arising from or resulting as a consequence of the Closing.

Section 1.7.

Closing

.  Unless this Agreement shall have been terminated pursuant to the provisions of Section 8.1, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder (the “Closing”) will take place no later than the third Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article VIII, unless another time or date is agreed to in writing by the Parties hereto (the date of the Closing, the “Closing Date”).  The Closing shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, unless another place is agreed to in writing by the Parties hereto.  At the Closing:

(a)

The Sellers shall (and the Company shall cause the other Sellers to) deliver (or, in the case of clause (viii) below, make available) to Buyer the following:

(i)

a certified copy of the Approval Order;

(ii)

an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A (the “Assignment and Assumption Agreement”) and duly executed by the Sellers;

(iii)

a bill of sale substantially in the form attached hereto as Exhibit B (the “Bill of Sale” ) and duly executed by the Sellers;

(iv)

assignments substantially in the form attached hereto as Exhibit C (the “Intellectual Property Assignments”) and duly executed by the Sellers;

(v)

with respect to each real property lease included in the Purchased Assets, an Assignment and Assumption of Lease substantially in the form attached hereto as Exhibit D (each, an “Assignment and Assumption of Lease”) and duly executed by the Sellers;

(vi)

a duly executed counterpart of an escrow agreement to be entered into on the Closing Date by the Sellers, Buyer and the Escrow Agent in a form to be mutually agreed upon by Buyer and the Sellers (the “Escrow Agreement”);

(vii)

the closing certificates required to be delivered pursuant to Section 7.2(a), Section 7.2(b) and Section 7.2(c);

(viii)

a true and correct copy of each Assumed Contract to be assigned and assumed at the Closing; and

(ix)

a duly executed and acknowledged certificate, in form and substance reasonably acceptable to Buyer and in compliance with the Code and Treasury Regulations, certifying such facts as to establish that the sale of the Purchased Assets are exempt from withholding pursuant to Section 1445 of the Code.

(b)

Buyer shall deliver to the Sellers the following:

(i)

the Closing Date Payment as described in Section 1.6(a);

(ii)

the Escrow Amount as described in Section 1.6(b);

(iii)

the Assignment and Assumption Agreement duly executed by Buyer;

(iv)

the Bill of Sale duly executed by Buyer;

(v)

the Intellectual Property Assignments, duly executed by Buyer;

(vi)

with respect to each real property lease included in the Purchased Assets, an Assignment and Assumption of Lease duly executed by Buyer;

(vii)

a duly executed counterpart of the Escrow Agreement; and

(viii)

the closing certificates required to be delivered pursuant to Section 7.3(a) and Section 7.3(b).

Section 1.8.

Post-Closing Purchase Price Adjustment

.

(a)

As soon as reasonably practicable after the Closing Date, and in any event, within sixty (60) days thereof, Buyer shall prepare and deliver to the Sellers a statement (the “Closing Statement” ) setting forth the calculation of the Closing Date Net Working Capital.  The Closing Statement shall be prepared in accordance with GAAP, as applied in a manner consistent with the accounting methods, policies, categorizations, definitions, principles, practices, techniques and procedures that are specified in the calculation of Net Working Capital as of June 30, 2016 set forth in Exhibit J (with the amounts included therein being for illustrative purposes only), but shall not include any changes in assets or liabilities as a result of changes arising from or resulting as a consequence of the Closing.

(b)

After receipt of the Closing Statement from Buyer, the Sellers shall have fifteen (15) days to review the Closing Statement (the “Review Period”) and notify Buyer in writing prior to the expiration of the Review Period of any dispute or objection thereto, setting forth in reasonable detail the particular items of any such dispute or objection (such written notice, the “Objection”).  If the Sellers have not notified Buyer of an Objection within the Review Period, then the Closing Statement shall be deemed to have been accepted by the Parties and shall become final, binding and conclusive.  The Sellers and Buyer shall, within ten (10) days (or such longer period as the Sellers and Buyer may agree in writing) following delivery of an Objection to Buyer (the “Resolution Period”), attempt in good faith to resolve their differences, all such discussions and communications related thereto shall (unless otherwise agreed by Buyer and the Sellers) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule, and any resolution mutually agreed by them as to any disputed amounts shall be final, binding and conclusive.  Any items agreed to by the Sellers and Buyer in writing, together with any items not disputed or objected to by the Sellers in the Objection, are collectively referred to herein as the “Resolved Matters”.

(c)

From and after the Closing, for purposes of reviewing the Closing Statement, Buyer shall, during normal business hours (i) provide the Sellers and their representatives with reasonable access to the books, records (including work papers, schedules, memoranda and other documents) and supporting data used in the preparation of the Closing Statement, (ii) give reasonable access to employees and (iii) use commercially reasonable efforts to make available its accountants or other advisors that participated in the preparation of the Closing Statement or the information contained therein.  Buyer and the Sellers shall cooperate with each other party and its or their representatives in connection with their respective review of the Closing Statement and the Objection, as the case may be, including providing on a timely basis all other information and copies of records or other documents of the Purchased Assets and Assumed Liabilities necessary or useful in connection with the review of the Closing Statement and the Objection as is reasonably requested by such other Party or its or their representatives; provided, however, that the accountants of Buyer or the Sellers shall not be obliged to make any work papers available to Buyer or the Sellers (as applicable) or their respective representatives except in accordance with such accountant’s normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

(d)

If at the end of the Resolution Period the Sellers and Buyer have been unable to resolve any differences that they may have with respect to the matters specified in the Objection, the Sellers and Buyer shall refer all matters that remain in dispute with respect to the Objection (the “Unresolved Matters”) to Ernst & Young (or if such firm is unable or unwilling to accept such engagement, an internationally recognized independent public accounting firm that has not provided material services to either Buyer or any of the Sellers or their respective Affiliates in the preceding three (3) years as jointly selected by the Sellers and Buyer or, if the Sellers and Buyer are unable to agree within five (5) Business Days from the end of the Resolution Period, then such internationally recognized independent public accounting firm jointly selected by the Sellers’ and Buyer’s independent accountants within five (5) Business Days thereafter) (such firm, as finally selected, the “Accounting Firm”).  The Sellers and Buyer each agree to promptly sign an engagement letter, in commercially reasonable form, as may reasonably be required by the Accounting Firm.  Each of Buyer and the Sellers shall submit to the Accounting Firm (with a copy delivered to the other party on the same day), within ten (10) Business Days after the date of the engagement of the Accounting Firm, a memorandum (which may include supporting exhibits) setting forth their respective positions with respect to the Unresolved Matters.  Each of Buyer and the Sellers may (but shall not be required to) submit to the Accounting Firm (with a copy delivered to the other party on the same day), within ten (10) Business Days after the date of the engagement of the Accounting Firm, a memorandum responding to the initial memorandum submitted to the Accounting Firm by the other party.  Unless requested by the Accounting Firm in writing, no party hereto may present any additional information or arguments to the Accounting Firm, either orally or in writing.  None of the Sellers, Buyer or any of their respective Affiliates or representatives shall have any ex parte communications or meetings with the Accounting Firm regarding the subject matter hereof without the other party’s prior written consent.  The Accounting Firm shall be given reasonable access to all relevant records of the Purchased Assets and Assumed Liabilities to calculate the Closing Statement.  The Accounting Firm shall act as an arbitrator and not as an expert to calculate, based solely on the written submissions of Buyer, on the one hand, and the Sellers, on the other hand, and only with respect to the Unresolved Matters submitted and without independent investigation, whether and to what extent the Closing Statement requires adjustments and shall be instructed that its calculation (A) must be made in strict accordance with the terms of this Agreement and Exhibit J, without regard to principles of equity, and (B) with respect to each Unresolved Matter, must be within the range of values established for such amount as determined by reference to the value assigned to such amount by the Sellers in the Objection and by Buyer in the Closing Statement.  The Sellers and Buyer shall request the Accounting Firm to (i) submit its final written determination to the Sellers and Buyer as soon as practicable, but in any event within thirty (30) Business Days after the Accounting

Firm’s engagement, and (ii) prepare the Final Closing Statement (which shall be consistent with the Resolved Matters and the final determination of the Accounting Firm of the Unresolved Matters) and calculate the Final Purchase Price based on such Final Closing Statement.  The Accounting Firm’s final written determination shall be conclusive and binding upon the Sellers and Buyer.  The “Final Closing Statement” shall be (i) in the event that no Objection is delivered by the Sellers to Buyer prior to the expiration of the Review Period, the Closing Statement delivered by Buyer to the Sellers pursuant to Section 1.8(a), (ii) in the event that an Objection is delivered by the Sellers to Buyer prior to the expiration of the Review Period, the Closing Statement delivered by Buyer to the Sellers pursuant to Section 1.8(a) as adjusted pursuant to the agreement of the Sellers and Buyer in writing or (iii) in the event that an Objection is delivered by the Sellers to Buyer prior to the expiration of the Review Period and the Sellers and Buyer are unable to agree on all matters set forth in such Objection, the Closing Statement delivered by Buyer to the Sellers pursuant to Section 1.8(a) as adjusted by the Accounting Firm to be consistent with the Resolved Matters and the final determination of the Accounting Firm of the Unresolved Matters in accordance with this Section 1.8(d).  In the event the Final Closing Statement is determined (x) pursuant to clause (i) or (ii) of the immediately preceding sentence, Buyer shall prepare the Final Closing Statement and calculate the Final Purchase Price, in each case, in strict accordance with the terms of this Agreement, and deliver such items to the Sellers within three (3) Business Days following the determination thereof or (y) pursuant to clause (iii) of the immediately preceding sentence, the Accounting Firm shall prepare the Final Closing Statement (which shall be consistent with the Resolved Matters and the final determination of the Accounting Firm of the Unresolved Matters) and calculate the Final Purchase Price based on the Final Closing Statement, in each case, in strict accordance with the terms of this Agreement, and deliver such items to the Sellers and Buyer within three (3) Business Days following the delivery of the final written determination of the Accounting Firm to the Sellers and Buyer.  The date on which the Final Closing Statement is finally determined and delivered in accordance with this Section 1.8(d) is hereinafter referred to as the “Eligibility Date”.

(e)

Buyer and the Sellers agree that the procedures set forth in this Section 1.8 for resolving disputes with respect to the calculation of the Closing Statement shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit any party from instituting litigation to enforce any decision pursuant to the terms hereof by the Accounting Firm in any court of competent jurisdiction.  The substance of the Accounting Firm’s determination shall not be subject to review or appeal, absent a showing of fraud.  It is the intent of the Parties to have any determination of Unresolved Matters by the Accounting Firm proceed in an expeditious manner; provided, however, any deadline or time period contained herein may be extended or modified by agreement of the Parties, and the Parties agree that the failure of the Accounting Firm to strictly conform to any deadline or time period contained herein shall not be a basis for seeking to overturn any determination rendered by the Accounting Firm.  Any fees and expenses relating to the engagement of the Accounting Firm in respect of its services pursuant to this Section 1.8 shall be shared by the Sellers, on the one hand, and Buyer, on the other, so that the Sellers’ share of such fees and expenses shall be in the same proportion that the aggregate amount that is unsuccessfully disputed by the Sellers bears to the total amount initially disputed by the Sellers.

(f)

The “Final Purchase Price” shall mean the Enterprise Value; plus

(i)

the amount by which, if any, the Closing Date Net Working Capital (as set forth in the Final Closing Statement) is greater than the Target Net Working Capital; minus

(ii)

the amount by which, if any, the Closing Date Net Working Capital (as set forth in the Final Closing Statement) is less than the Target Net Working Capital.

(g)

If the Final Purchase Price is:

(i)

greater than the Cash Payment (the absolute value of the difference between such amounts, the “Final Purchase Price Increase Amount”):  (A) Buyer and the Sellers shall promptly direct the Escrow Agent (and in any event within five (5) Business Days of the Eligibility Date) to deliver the Escrow Funds to the Sellers and (B) Buyer shall pay the Sellers (to one or more accounts designated by the Sellers) within five (5) Business Days of the Eligibility Date, by wire transfer of immediately available funds, an amount in cash equal to the Final Purchase Price Increase Amount; or

(ii)

less than the Cash Payment (the absolute value of the difference between such amounts, the “Final Purchase Price Reduction Amount”):  Buyer and the Sellers shall promptly direct the Escrow Agent (and in any event within five (5) Business Days of the Eligibility Date) to deliver (x) an amount equal to the Final Purchase Price Reduction Amount to Buyer (and the Sellers shall deliver to Buyer any amount in excess of the Escrow Funds required to pay in full the Final Purchase Price Reduction Amount) and (y) the remainder (if any) of the Escrow Funds to the Sellers.

(h)

For the avoidance of doubt, from and after the Closing and until the payment of any Final Purchase Price Increase Amount or Final Purchase Price Reduction Amount (as applicable) in accordance with Section 1.8(g), none of the Sellers shall liquidate or dissolve.

Section 1.9.

Allocation of Final Purchase Price

.

(a)

The Parties agree that the Final Purchase Price shall be allocated for tax purposes in accordance with the rules under Section 1060 of the Code and the Treasury Regulations promulgated thereunder.  Buyer shall prepare such allocation subject to agreement by the Seller.  The Parties agree to act in accordance with the computations and allocations as determined pursuant to this Section 1.9 in any relevant Tax Returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law, and to cooperate in the preparation of any such forms and to file such forms in the manner required by applicable law.

(b)

Any issues with respect to the allocation which have not been finally resolved within forty-five (45) days following Closing shall be referred to the Accounting Firm whose determination shall be final and binding upon the Parties.

(c)

Not later than 30 days prior to the filing of their respective Forms 8594 relating to the transactions contemplated by this Agreement, each Party shall deliver to the other party a copy of its Form 8594.

Section 1.10.

Withholding Rights

.  Buyer shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it determines it is reasonably required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law.  To the extent that amounts are so withheld by Buyer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Buyer.  Buyer shall provide written notice to any Seller of its intention to withhold as soon as practicable, but in any event will use commercially reasonable efforts to so notify Sellers at least five days prior to the Closing, such notice to provide in reasonable detail the basis for such withholding and the amount to be withheld.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as otherwise disclosed in (a) the Company SEC Reports filed or furnished on or prior to the date hereof (other than information that is contained solely in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Reports or other forward-looking statements in such Company SEC Reports to the extent such information is general, nonspecific, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein) or (b) the Seller Disclosure Schedule, the Sellers, jointly and severally, hereby represent and warrant to Buyer as follows:

Section 2.1.

Corporate Organization

.  Each Seller is duly organized, validly existing and in good standing or similar concept under the Laws of the jurisdiction of its organization and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own, lease and operate its properties and assets and to conduct its business as now conducted.  Copies of the Seller Organizational Documents, with all amendments thereto through the date hereof, have been made available to Buyer or its representatives, and such copies are accurate and complete as of the date hereof.

Section 2.2.

Qualification to Do Business

.  Each Seller is duly qualified to do business and is in good standing or similar concept in every jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing has not had and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 2.3.

No Conflict or Violation

.  The execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with any provision of any Seller Organizational Documents, (b) subject to the receipt of any consents set forth in Section 2.4, violate any provision of Law, or any order, judgment or decree of any Governmental Entity applicable to the Sellers, (c) subject to the receipt of any consents set forth in Section 2.4, result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of any of the Sellers or (d) except as set forth on Schedule 2.3, violate or result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or give rise to any right of notice, consent, termination, amendment, acceleration or cancellation of, any Material Contract, except with respect to clauses (b), (c) and (d), for any such violations, Liens, breaches, defaults or rights that have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 2.4.

Consents and Approvals

.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is necessary or required in connection with the execution and delivery of this Agreement by the Sellers or the performance by the Sellers of their obligations hereunder, except for:  (a) the entry of the Bankruptcy Court Orders and the expiration, or waiver by the Bankruptcy Court, of the applicable 14-day period set forth in Bankruptcy Rule 6004(h); (b) the filing of appropriate documents with the relevant authorities of the other jurisdictions in which Buyer is qualified to do business or any of the Sellers is qualified to do business as set forth on Schedule 2.4; (c) the filing of a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”); (d) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Schedule 2.4; (e) compliance with the applicable provisions of the Exchange Act of 1934, as amended (the “Exchange Act”) and the OTC Bulletin Board Market and OTCQB Marketplace; and (f) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which, if not obtained or made, have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.5.

Authorization and Validity of Agreement

.  The Sellers have the requisite corporate power and authority to execute and deliver this Agreement and, subject to the entry of the Bankruptcy Court Orders, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Sellers, the performance by the Sellers of their obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized and unanimously approved by the board of directors of each Seller and by all necessary corporate action on the part of each Seller.  No vote or approval by any stockholder or equityholder of a Seller is required or any other action on the part of any Seller is necessary to authorize the Sellers in connection with the execution and delivery of, and performance by the Sellers under, this Agreement, or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Sellers and, subject to the Bankruptcy Court’s entry of the Approval Order, will constitute a legal, valid and binding obligation of the Sellers, enforceable against it in accordance with its terms.

Section 2.6.

Subsidiaries

.  The Company has no direct or indirect Subsidiaries except as set forth on Schedule 2.6, which sets forth the name and jurisdiction of organization of each such Subsidiary.  Each Subsidiary listed on Schedule 2.6 is a wholly-owned direct or indirect Subsidiary of the Company.

Section 2.7.

Company SEC Reports

.

(a)

The Company has filed with or furnished to the SEC, on a timely basis, each report, definitive proxy statement and other documents (together with all amendments thereof and supplements thereto) required to be filed or furnished by the Company with the SEC pursuant to the Exchange Act since December 31, 2013 (as such documents have since the time of their filing been amended or supplemented and, in each case, including, to the extent filed or required to have been filed, all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Reports”).  As of their respective effective dates (in the case of registration statements), as of their respective dates of mailing (in the case of definitive proxy statements) and as of their respective filing dates (in the case of all other Company SEC Reports), after giving effect to any amendments or supplements thereto filed on or prior to the date hereof, the Company SEC Reports (i) complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Sellers (other than the Company) is, or has been at any time since December 31, 2013, subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act or is otherwise required to file any reports, proxy statements or other documents with the SEC.

(b)

The Company Financial Statements complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or as permitted by Regulation S-X, and except with respect to unaudited statements as permitted by Form 10-Q or Form 8-K of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal and recurring year-end adjustments, which, individually or in the aggregate, were not and would not be reasonably expected to be material, and the absence of complete footnotes) in all material respects the consolidated financial position of the Sellers as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

(c)

Except as set forth on Schedule 2.7(c), the management of the Company has (i) implemented and maintains (x) disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officers of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports and (y) a system of internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the board of directors of the Company (X) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and has identified for the Company’s auditors any material weaknesses in internal controls and (Y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  The Company has made available to Buyer all such disclosures described in clause (ii) made by management in writing to the Company’s auditors and audit committee since December 31, 2013.

Section 2.8.

Absence of Certain Changes or Events

.

(a)

Since June 30, 2015 through the date hereof, there has not been a Material Adverse Effect.

(b)

Except as set forth on Schedule 2.8(b), and, except for discussions, negotiations, and transactions related to this Agreement, since June 30, 2015 through the date hereof, the Sellers have operated in the ordinary course of business consistent with past practice and have not:

(i)

failed to pay or satisfy any obligation or liability or accounts payable in excess of $100,000 individually or $500,000 in the aggregate, other than Permitted Liens and obligations and liabilities being contested in good faith and for which adequate reserves have been provided in accordance with GAAP;

(ii)

sold, licensed, subjected to a Lien (other than a Permitted Lien) or transferred any of its material assets, rights or properties or canceled any material debts or claims or waived any material rights in excess of $100,000 individually or $500,000 in the aggregate, except for licenses of any material assets, rights or properties in the ordinary course of business consistent with past practice;

(iii)

other than (A) pursuant to the ESPP or any stock repurchase or buyback program disclosed in the Company SEC Reports prior to the date hereof or (B) in connection with the exercise or settlement of any Company Options or Company Warrants, declared, paid, or set aside for payment any dividend or other distribution in respect of shares of its Capital Stock or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its Capital Stock or other securities;

(iv)

incurred or guaranteed any indebtedness for borrowed money in excess of $100,000 individually or $500,000 in the aggregate, other than between any of the Sellers;

(v)

taken any action that, if taken during the period from the date of this Agreement to the Closing, would constitute a breach of clauses (iii), (v), (vi) or (ix) of Section 4.1(a); or

(vi)

entered into any agreement or made any commitment to do any of the foregoing.

Section 2.9.

Tax Matters

.  Except as set forth on Schedule 2.9 or as have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

(a)

(i) each of the Sellers has filed when due all Tax Returns required by applicable Law to be filed by it; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and payable (whether or not shown on such Tax Returns) have been duly and timely paid in full; and (iv) as of the date of the latest financial statements of the Company, any liability of any of the Sellers for accrued Taxes not yet due and payable, or that are being contested in good faith, has been provided for as a reserve on the financial statements of the Company in accordance with GAAP;

(b)

there is no action, suit, proceeding, investigation or audit now pending with respect to any of the Sellers in respect of any Tax, nor has any claim for additional Tax been asserted in writing by any taxing authority, and no taxing authority has threatened in writing to commence any such action, suit proceeding, investigation or audit;

(c)

no claim has been made in writing (or to the Knowledge of the Sellers, orally) by any taxing authority in a jurisdiction where any of the Sellers has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction;

(d)

(i) there is no outstanding request for any extension of time for any of the Sellers to pay any Taxes or file any Tax Returns, other than any such request made in the ordinary course of business; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of any of the Sellers that is currently in force; and (iii) none of the Sellers is a party to, has any obligation under or is bound by any agreement with a Person other than any of the other Sellers (other than any customary commercial contract not primarily related to Taxes or commercial lending arrangements) providing for the payment of or in respect of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters;

(e)

None of the Sellers (i) is or has ever been a member of an affiliated group of corporations (other than the group to which they are currently members and the common parent of which is the Company) filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than any of the Sellers) under Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, or by contract (other than any customary commercial contract not primarily related to Taxes or commercial lending arrangements) or otherwise;

(f)

each of the Sellers has timely withheld and paid to the relevant taxing authority all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; and

(g)

there is no Lien, other than a Permitted Lien, on any of the assets or properties of the Sellers that arose in connection with any failure or alleged failure to pay any Tax.

Section 2.10.

Absence of Undisclosed Liabilities

.  The Sellers do not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of a type that would be required to be reflected on a consolidated balance sheet of the Company or disclosed in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (a) that were incurred after June 30, 2015 in the ordinary course of business consistent with past practice, (b) that were set forth on the Company’s consolidated balance sheet for the fiscal year ended June 30, 2015 included in the Company Financial Statements in the Company SEC Reports on or prior to the date hereof, (c) that were incurred under this Agreement or in connection with the discussions and negotiations of the transactions contemplated hereby or in connection with the filing of the petition for relief with the Bankruptcy Court, (d) that have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or (e) those liabilities or obligations set forth on Schedule 2.10.

Section 2.11.

Seller Property

.  None of the Sellers owns in fee or has any option to purchase any material real property or interests in real property.  Schedule 2.11 sets forth a true and complete list of each lease, license, sublease and occupancy agreement, together with any material amendments thereto (each, a “Seller Lease” and collectively, the “Seller Leases”; the real property subject to the Seller Leases, collectively, the “Seller Property”) with respect to all real property leased, licensed, subleased or otherwise used or occupied by any of the Sellers as lessee or sublessee as of the date hereof.  Except as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Seller Lease is in full force and effect and is a legal, valid, binding and enforceable obligation of the applicable Seller, as the case may be, and, to the Knowledge of the Sellers, of the other party or parties thereto, subject to proper authorization and execution of such lease by the other party and the application of any bankruptcy, creditor’s rights or similar Laws, and subject to Permitted Liens.  None of the Sellers is in material breach or material default under any of the Seller Leases and, to the Knowledge of Sellers, no event has occurred or circumstance exists that, with the delivery of notice, passage of time or both, would constitute a material breach or material default or permit the termination or modification of, or acceleration of rent due under, such Seller Lease, in each case after giving effect to Section 365(e) of the Bankruptcy Code.

Section 2.12.

Intellectual Property

.

(a)

Except as set forth on Schedule 2.12(a) or as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Sellers own all right, title and interest in and to, or have the valid and enforceable right to use, all Seller Intellectual Property used in the operation of the business as presently conducted; (ii) to the Knowledge of the Sellers, no third party is infringing, misappropriating or violating any Seller Owned Intellectual Property; (iii) the Sellers and the conduct of the Business are not infringing, misappropriating or violating any Intellectual Property right of any third party; (iv) there is no claim, suit, action or proceeding pending or, to the Knowledge of the Sellers, threatened against any of the Sellers: (A) alleging any violation, misappropriation or infringement of a third party’s Intellectual Property rights, or (B) challenging any Seller’s ownership or use of, or the validity or enforceability of, any Seller Owned Intellectual Property; and (v) all Persons who created or invented material proprietary Intellectual Property for any of the Sellers have assigned in writing to the Sellers all of their rights in same that do not vest initially in the Sellers by operation of law.

(b)

Schedule 2.12(b) sets forth a true, correct and complete list of all (i) Patents, registered trademarks and service marks, registered copyrights, and applications for any of the foregoing, in each case issued by, filed with, or recorded by, any Governmental Entity and (ii) domain names and social media account identifiers, in each case, constituting Seller Owned Intellectual Property (the foregoing (i) and (ii), “Seller Registered Intellectual Property”) and the owner of record, date of application, registration or issuance, and relevant jurisdiction as to each.  All Seller Owned Intellectual Property is owned by a Seller, free and clear of all Liens other than Permitted Liens, and, to the Knowledge of Sellers, all Seller Registered Intellectual Property is subsisting, unexpired, valid and enforceable.

(c)

Except as set forth on Schedule 2.12(c), no past or current employee or contractor of any Seller has any right, title or interest in or to material Seller Owned Intellectual Property.

(d)

The Sellers take all commercially reasonable measures to protect and preserve the confidentiality of their trade secrets and other material confidential information and the integrity, continuous operation and security of all material software, networks and systems (including those of third parties) used in connection with the Business (and the data within) and, to the Knowledge of Sellers, since January 1, 2013, there have been no material violations, compromises, breakdowns or outages of same other than any of the foregoing that were resolved without material cost or liability.  No Person other than authorized employees of Sellers possesses or has any current or contingent right to possess any of Sellers’ material proprietary source code.

Section 2.13.

Government Licenses and Permits

.  The Sellers own or possess all right, title and interest in and to each of their respective Government Licenses, except where failure to so own or possess such Government Licenses have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  The Government Licenses are, in all material respects, valid and in full force and effect.

Section 2.14.

Compliance with Law

.

(a)

Since January 1, 2013, the operations of the business of the Sellers have been conducted in all material respects in accordance with all applicable Laws, regulations, orders and other requirements of all Governmental Entities applicable to or that affect the Government Licenses, or the ownership, operation and holding thereof, the conduct of the

Business as currently conducted or the ownership or use of the Purchased Assets, and no written notice, charge, Claim, action or assertion has been received by the Sellers or has been filed, commenced or, to the Knowledge of the Sellers, threatened against the Sellers alleging any violation of any of the foregoing.  None of the Sellers is, or has been at any time since January 1, 2013, in violation of any Law that, individually or in the aggregate, has had or would reasonably be expected to (i) have a Material Adverse Effect, (ii) prevent or materially delay the Sellers from performing their obligations under this Agreement or (iii) materially impact the Government Licenses, the Business, the Purchased Assets or the Assumed Liabilities.  As of the date hereof, there is no outstanding or unsatisfied order, judgment, penalty or awards against, relating to or affecting the Government Licenses, the Business, the Purchased Assets or Assumed Liabilities.

(b)

Without limiting the foregoing, the Sellers are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated under such act or the Exchange Act, (ii) the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board Market and OTCQB Marketplace and (iii) the Sellers’ internal and posted policies related to privacy and data security.

Section 2.15.

Litigation

.  Except as set forth on Schedule 2.15, there are no claims, actions, suits, proceedings or investigations (“Causes of Action” ) pending or, to the Knowledge of the Sellers, threatened, by or before any Governmental Entity, which are brought by or against any of the Sellers or any of their officers or directors involving or relating to the Sellers, other than any such Causes of Action that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no judgment, decree, injunction, rule or order of any Governmental Entity outstanding, or to the Knowledge of the Sellers, threatened, against any of the Sellers, other than any such judgment, decree, injunction or order that has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 2.16.

Contracts

.

(a)

Except for this Agreement, each Seller Benefit Plan and the contracts filed as exhibits to the Company SEC Reports, Schedule 2.16(a) sets forth a list of all Material Contracts as of the date of this Agreement.  For purposes of this Agreement, “Material Contract” means all contracts to which any of the Sellers is a party or by which any of the Sellers or any of their respective properties, rights or assets is bound (other than Seller Benefit Plans and Seller Leases) that are currently in effect and:

(i)

would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii)

relate to indebtedness having an outstanding amount in excess of $100,000 individually or $500,000 in the aggregate, other than any indebtedness between the Company and any of its Subsidiaries;

(iii)

prohibit (A) the payment of dividends or distributions in respect of the Capital Stock of any of the Sellers, (B) the pledging of the Capital Stock of any of the Sellers or (C) the incurrence of indebtedness for borrowed money or guarantees by any of the Sellers;

(iv)

contain a commitment by any of the Sellers to make any capital expenditure in excess of $100,000;

(v)

involve the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of assets or Capital Stock or other equity interests (A) in the past five years for aggregate consideration under such contract (or series of related contracts) in excess of $100,000 or (B) pursuant to which any of the Sellers has continuing “earn-out”, indemnification or other similar contingent payment obligations;

(vi)

are contracts (or a series of related contracts, with a supplier or a group of suppliers) for the purchase or sale of materials, supplies, goods, services, equipment or other assets providing for annual payments by any of the Sellers or to any of the Sellers, respectively, of $100,000 or more, other than those that can be terminated by any of the Sellers on 90 days’ notice (or less) without payment by any of the Sellers of any material penalty;

(vii)

are a settlement or conciliation or similar agreements (A) with any Governmental Entity or (B) which would require any of the Sellers to pay consideration of more than $100,000 after the date of this Agreement or which imposes material obligations upon any of the Sellers;

(viii)

are contracts between any of the Sellers, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or five percent (5%) shareholders of the Company, on the other hand, other than employment, indemnification, stock option or similar contracts set forth on Schedule 2.16(a)(viii) or Schedule 2.17(a);

(ix)

relate to a joint venture, partnership, limited liability, profit-sharing or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(x)

contain any covenant (A) granting “most favored nation” or “exclusivity” status, (B) that restricts in any material respect the ability of any of the Sellers to engage in any line of business or to compete with any Person or operate at any location, (C) that prohibits or restricts in any material respect the right of any of the Sellers to make, sell, supply, market or distribute any products or services or (D) granting any rights of first refusal, rights of first offer or other similar rights to any Person with respect to any material assets, rights or properties of any of the Sellers;

(xi)

(A) relate to third-party Intellectual Property and provide for annual payments by any of the Sellers of at least $100,000 annually, (B) relate to material Seller Owned Intellectual Property, other than non-exclusive licenses in the ordinary course of business, or (C) after the Closing Date, would place licensing or other obligations upon any Intellectual Property owned by Buyer or its Affiliates (other than any of the Sellers);

(xii)

are unexpired Government Contracts under which any of the Sellers collectively made or received payments in excess of $100,000 in the aggregate during the fiscal year ended June 30, 2015 or, to the Knowledge of the Sellers, are expected to make or receive payments in excess of $100,000 in the aggregate during the fiscal year ending June 30, 2016;

(xiii)

are outstanding Government Bids with, to the Knowledge of the Sellers, an anticipated total contract value in excess of $100,000; or

(xiv)

are other contract under which any of the Sellers collectively made or received payments in excess of $500,000 in the aggregate during the fiscal year ended June 30, 2015 or, to the Knowledge of the Sellers, are expected to make or receive payments during the fiscal year ending June 30, 2016 in excess of $500,000.

(b)

Each Material Contract is valid and binding on the Sellers party thereto, as applicable, and to the Knowledge of the Sellers, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject to (i) the effects of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).  Each of the Sellers party thereto has not breached, violated or defaulted under, or, to the Knowledge of the Sellers, received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract, except where such breach, violation or default has not and would not, individually or in the aggregate, have a Material Adverse Effect.  Since December 31, 2014 none of the Sellers has received any notice in writing, nor do any of the Sellers have Knowledge, of the present intention of any Person to terminate any Material Contract.

(c)

Schedule 2.16(c) sets forth a list of all Active Business Contracts as of the date of this Agreement.  True and correct copies of all Active Business Contracts as of the date of this Agreement have been made available to Buyer prior to the date of this Agreement, and true and correct copies of any additional Active Business Contracts entered into after the date hereof in accordance with the terms of this Agreement will be delivered to Buyer promptly after being entered into and in any event at least three (3) Business Days prior to the Closing.

Section 2.17.

Seller Benefit Plans; Employees

.

(a)

Schedule 2.17(a) contains a true, correct and complete list of all material Seller Benefit Plans.  With respect to each Seller Benefit Plan, the Sellers have, prior to the date of this Agreement, made available to Buyer a current, accurate and complete copy thereof (or, to the extent no such copy exists, an accurate description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent summary plan description and any summary of material modifications, (iii) the most recent annual report (Form 5500 series) and attached schedules, (iv) the most recent financial statements, (v) the most recent favorable determination letter from the IRS with respect to each such Seller Benefit Plan intended to qualify under Section 401(a) of the Code and (vi) any Code Section 280G calculations prepared (whether or not final) with respect to any Service Provider in connection with the transactions contemplated by this Agreement (together with the underlying documentation on which such calculation is based).

(b)

None of the Sellers nor any member of their respective controlled groups (defined as any organization which is a member of a controlled group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code that includes any of the Sellers or is under common control with any of the Sellers within the meaning of Section 4001(a)(14) of ERISA) sponsors, maintains, participates in, contributes to or has an obligation to contribute to or has at any time contributed to (or had an obligation to contribute to), sponsored, participated in or maintained a Multiemployer Plan, a “multiple employer plan” (as defined in Section 4063 of ERISA) or a plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code.  No Seller Benefit Plan provides benefits or coverage in the nature of health or other welfare, accident or life insurance following retirement or termination of employment, except as required pursuant to COBRA.  Except as have not and would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, each Seller Benefit Plan has been established, maintained and administered in compliance in all respects with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws.  None of the Sellers or, to the Knowledge of the Sellers, any of their respective Service Providers has engaged in any transaction with respect to any Seller Benefit Plan that would be reasonably likely to subject any of the Sellers to any material Tax or penalty (civil or otherwise) imposed by ERISA, the Code or other applicable Law.  No material liability under Title IV of ERISA has been or, to the Knowledge of the Sellers, is reasonably expected to be incurred by any of the Sellers.  Each Seller Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS or is the subject of a favorable opinion letter from the IRS on the form of such Seller Benefit Plan and there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Seller Benefit Plan.  No Seller Benefit Plan is maintained outside the jurisdiction of the United States, or covers any Service Provider residing or working outside the United States.

(c)

Except as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to any Seller Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of the Sellers, threatened relating to or otherwise in connection with the Seller Benefit Plan, (ii) no facts or circumstances exist that would reasonably be expected to give rise to any such actions, suits or claims, and (iii) no administrative investigation, audit or other administrative proceeding by any Governmental Entity is pending, in progress or, to the Knowledge of the Sellers, threatened.

(d)

To the Knowledge of the Sellers, all benefits, payments, contributions, expenses, reimbursements, accruals and premiums for all periods ending prior to or as of the Closing Date required by and due under the terms of each Seller Benefit Plan have been timely made in accordance with the terms of such Seller Benefit Plan, and the terms of all applicable Laws, and/or properly accrued on the Company Financial Statements to the extent required by GAAP.

(e)

Except as set forth on Schedule 2.17(e) or as required pursuant to the terms of this Agreement or applicable Law, neither the execution and delivery of this Agreement, shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with another event (whether contingent or otherwise) (i) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any Service Provider, (ii) limit or restrict the right to amend, terminate or transfer the assets of any Seller Benefit Plan on or following the Closing Date or (iii) result in any payment or benefit that would constitute an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) to any Service Provider.

(f)

Except as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 2.17(f), (i) the Sellers are in compliance, in all respects, with all applicable Laws regarding employment, labor and wage and hour matters; (ii) with respect to each employee of any of the Sellers, no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Sellers, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) none of the Sellers is a party to any collective bargaining agreement or other contract with any labor organization or other representative of any of its employees; and (iv) there are no material strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other material labor disputes, pending or, to the Knowledge of the Sellers, threatened against or involving any of the employees of any of the Sellers.

Section 2.18.

Insurance

.  Except as have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, all surety bonds, fidelity bonds and all policies of title, liability, fire, casualty, business interruption, workers’ compensation and other forms of insurance insuring each of the Sellers and their assets, rights, properties and operations are in full force and effect and were in full force and effect during the periods of time such insurance policies were purported to be in effect (other than any period of time beginning prior to January 1, 2013) and all premiums due and payable thereon have been paid.  Except as have not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, none of the Sellers is in default under any provisions of any such policy of insurance nor has any of the Sellers taken any action or failed to take any action which, with notice or lapse of time or both, would constitute such a default, nor has any of the Sellers received written or, to the Knowledge of Sellers, oral notice of cancellation of or canceled any such insurance.

Section 2.19.

Affiliate Transactions

.  Except as set forth in the Company SEC Reports filed on or prior to the date hereof or as set forth on Schedule 2.19, there are no transactions, agreements, arrangements or understandings between any of the Sellers, on the one hand, and any director or executive officer of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act other than ordinary course of business employment agreements and similar employee arrangements otherwise set forth on Schedule 2.17(a).

Section 2.20.

Environmental Matters

.  Except as have not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) each of the Sellers is in compliance with all, and have not violated any, applicable Laws, regulations or other legal requirements relating to protection of the environment, natural resources or human health and safety (“Environmental Laws”) (which compliance includes, but is not limited to, the possession by the Sellers of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), (b) there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the Knowledge of the Sellers, threatened against any of the Sellers, (c) none of the Sellers has received any written notice of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements on the part of any of the Sellers relating to or arising under Environmental Laws and (d) none of the Sellers, nor, to the Knowledge of the Seller, any other Person has placed, stored, deposited, discharged, buried, dumped, disposed of, arranged to be disposed of or released any Hazardous Materials produced by, resulting from or relating to any of the Sellers’ operations, and Hazardous Materials are not otherwise present at any Seller Property, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Sellers (which inventories and wastes, if any, were and are stored or disposed of in accordance with all applicable Environmental Laws and would not otherwise reasonably be expected to result in liability under any applicable Environmental Law).  The representations and warranties made pursuant to this Section 2.20 and Section 2.4 and Section 2.10 hereof are the exclusive representations and warranties made by the Sellers regarding Environmental Laws.

Section 2.21.

No Brokers

.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, any of the Sellers in connection with this Agreement or the transactions contemplated hereby or thereby other than Chardan Capital Markets, LLC and Noble Financial Capital Markets.

Section 2.22.

Governmental Contracts

.

(a)

(i) To the Knowledge of the Sellers, none of the directors, officers or employees of any of the Sellers is (or since January 1, 2013 has been) under administrative, civil or criminal investigation or indictment by any Governmental Entity (except as to routine security investigations), (ii) to the Knowledge of the Sellers, there is no pending or threatened audit or investigation by any Governmental Entity of any of the Sellers or any of their respective directors, officers or employees with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Bid, and (iii) since January 1, 2013, none of the Sellers has made a disclosure with respect to any alleged irregularity, misstatement or omission arising under a Government Contract with or a Government Bid by any of the Sellers, other than routine inquiries, audits and reconciliations that have not and would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect.  To the Knowledge of the Sellers, none of the Sellers or any of their respective directors, officers or employees has made any intentional misstatement or omission in connection with any disclosure that has led or is expected to lead to any of the consequences set forth in clause (i) or (ii) or any other material damage, penalty assessment, recoupment of payment or disallowance of cost.  The Sellers have complied in all material respects with the terms and conditions of each Government Contract and each Government Bid to which it is a party or subject to and all Laws applicable and pertaining to each such Government Contract and Government Bid.

(b)

There are (i) no outstanding claims against any of the Sellers by a Governmental Entity or by any prime contractor, subcontractor or vendor arising under any Government Contract with or Government Bid by any of the Sellers and (ii) no disputes between a Governmental Entity and any of the Sellers under the Contract Disputes Act or any other Law or between any of the Sellers and any prime contractor, subcontractor or vendor arising under any such Government Contract with or Government Bid by such Seller, except any such claim or dispute that has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No termination for convenience, termination for default, cure notice or show cause notice is currently in effect, has been issued, or, has, to the Knowledge of the Sellers, been threatened in writing or is expected with respect to any Government Contract or Government Bid.

(c)

None of the Sellers is suspended or debarred from doing business with a Governmental Entity, nor is any of the Sellers the subject of a finding of non-responsibility or ineligibility for U.S. Government or non-U.S. Government contracting.

(d)

Each of the Sellers’ cost accounting system and procurement systems with respect to the Government Contracts and Government Bids are in material compliance with applicable regulations and legal requirements.  The Sellers have not received notice from the U.S. Government’s Defense Contract Audit Agency of a determination that the cost accounting systems of the Sellers are inadequate for accumulating and billing costs under Government Contracts.  To the Knowledge of the Sellers, there has been no claim of defective pricing, mischarging or improper payments on the part of any of the Sellers, except any such claim that would not reasonably be expected to adversely affect the Business in any material respect.  None of the Sellers has received any written communication that it will be subject to any audit by any Governmental Entity whether arising under or relating to any Government Contract or otherwise, other than routine audits conducted by any Governmental Entity.

Section 2.23.

Anti-Corruption Laws and Regulations Compliance

.

(a)

Within the past five years, none of the Sellers or their respective officers or directors, or, to the Knowledge of the Sellers, any agent, employee or other Person acting on behalf of any of the foregoing has taken any action that would cause any of the foregoing to be in violation of any provision of the United States Foreign Corrupt Practices Act (the “FCPA”) or the UK Bribery Act 2010.

(b)

Within the past five years, none of the Sellers or their respective officers or directors, or, to the Knowledge of the Sellers, any agent, employee or other Person acting on behalf of the foregoing has offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to any officer, employee, agent, or any other Person acting in an official capacity for any Governmental Entity (each, a “Government Official”), or to any other Person under circumstances where any of the Sellers, or, to the Knowledge of the Sellers, any of their officers, directors, agents, employees, or Persons acting on behalf of any of the foregoing knew or had reason to know that all or a portion of such money or thing of value would be offered, promised, or given to any Government Official, for the purpose of (i) influencing any act or decision of such Government Official in his or her official capacity; (ii) inducing such Government Official to do, or omit to do, any act in relation to his or her lawful duty; (iii) securing any improper advantage; or (iv) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, in each case in order to assist any of the Sellers, or, to the Knowledge of the Sellers, any of their officers, directors, agents, employees, or Persons acting on behalf of any of the foregoing in obtaining or retaining business for or with, or directing business to, any Person.

(c)

Within the past five years, none of the Sellers or their respective officers or directors, or, to the Knowledge of the Sellers, any agent, employee or other Person acting on behalf of any of the foregoing has made, offered, authorized, or received any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of the FCPA, the UK Bribery Act 2010, or any other applicable anticorruption laws or has otherwise violated the FCPA, the UK Bribery Act 2010 or any other applicable anticorruption laws.

(d)

The Sellers have implemented, maintained in effect and enforced policies and procedures reasonably designed to ensure compliance by the Sellers and their respective directors, officers, employees and agents with the FCPA, the UK Bribery Act 2010 and any other applicable anticorruption laws.

Section 2.24.

Economic Sanctions Compliance

.

(a)

The Sellers are and have for the past five (5) years been in compliance with all applicable economic sanctions laws and regulations, including those administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations, the European Union, any European member state, Her Majesty’s Treasury of the United Kingdom, and of any other relevant sanctions authorities (collectively, “Sanctions”).

(b)

Except as set forth in Schedule 2.24, none of the Sellers has engaged in any dealings or transactions with (i) any Person that at the time of the dealing or transaction is or was the subject or the target of sanctions administered by OFAC, including but not limited to any Person listed on the Specially Designated Nationals and Blocked Persons List (“SDN List”), the Foreign Sanctions Evaders List (“FSE List”), or the Sectoral Sanctions List (“SSI List”)  (ii) any person in Cuba, Iran, Sudan, Syria, North Korea, or the Crimea region of Ukraine or (iii) any Person owned or controlled by a Person or Persons described in (i) or (ii), or engaged in any other dealings or transactions that otherwise would reasonably be expected to give rise to any violation of Sanctions.

(c)

Neither the Sellers nor any of their respective directors, or employees, or to the Knowledge of Sellers, any agent, affiliate or representative of the foregoing is a Person that is, or is owned or controlled by a Person that is listed on the SDN List, the SSI List or the FSE List.

(d)

To the Knowledge of the Sellers, none of the Sellers is the subject or the target of a governmental investigation relating to Sanctions.  None of the Sellers have received notice of, or otherwise become aware of, any claim, action, suit, proceeding, investigation or inquiry, formal or informal, against it with respect to Sanctions.

(e)

The Sellers have implemented, maintained in effect and enforced policies and procedures reasonably designed to ensure compliance by the Sellers and their respective directors, officers, employees and agents with Sanctions.

Section 2.25.

Export Controls Compliance

.

(a)

The Sellers have conducted their respective export transactions in material accordance with all applicable United States export and re-export control laws, economic sanctions laws, and all other applicable export control laws in other countries in which the Sellers conduct business (collectively, “Export Control Laws”).

(b)

None of the Sellers is the subject or the target of a governmental investigation relating to economic sanctions laws or regulations nor has any received notice of, or otherwise become aware of, any claim, action, suit, proceeding, investigation or inquiry, formal or informal, against it with respect to Export Control Laws.

(c)

The Sellers have implemented, maintained in effect and enforced policies and procedures reasonably designed to ensure compliance by the Sellers and their respective directors, officers, employees and agents with all applicable Export Control Laws.

(d)

No licenses or approvals pursuant to any Export Control Laws are necessary for the transfer of any export licenses or other export approvals to Buyer in connection with the consummation of the transactions contemplated hereby, except for any such licenses or approvals the failure of which to contain has not and would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

Section 2.26.

Security Clearances

.  Except as may be prohibited by the National Industrial Security Program Operating Manual, Schedule 2.26 sets forth a list of all facility security clearances held by any of the Sellers and, to the Knowledge of the Sellers, all personnel security clearances by number and clearance level held by any of their respective employees.  Each of the Sellers is in compliance, in all material respects, with all facility and personnel security clearance requirements imposed by contract or Law.  All facility clearances are valid and in full force and effect and, to the Knowledge of the Sellers, there is no proposed or threatened termination of any facility or security clearance.  To the Knowledge of the Sellers, all material personnel security clearances are valid and in full force and effect and, to the Knowledge of the Sellers, there is no proposed or threatened termination of any material personnel security clearance.  The security clearances set forth in Schedule 2.26 are all of the facility security clearances and personnel security clearances reasonably necessary to conduct the Business as currently conducted.

Section 2.27.

Product Warranties

.  Except as set forth on Schedule 2.27, the Sellers do not provide material guaranties or warranties with respect to the performance or integrity of any of the products or services sold by them.  Except as set forth on Schedule 2.27, there have not been any (a) recalls, withdrawals or seizures or (b) warranty claims or returns or credits for defects, in each case, involving an amount in excess of $500,000, individually or in the aggregate, since January 1, 2013, in each case, with respect to any products or services sold by the Sellers.

Section 2.28.

Sufficiency of and Title to the Purchased Assets

.  The Purchased Assets, together with the Excluded Assets, constitute all of the material property, rights and assets of the Sellers, and are sufficient to conduct the Business immediately after the Closing as conducted immediately prior to the Closing.

Section 2.29.

Acknowledgement by the Sellers

.  None of the Sellers is relying, and none of the Sellers has relied on, any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in ARTICLE III.  Such representations and warranties constitute the sole and exclusive representations and warranties of the Sellers and their respective Affiliates, equity holders, directors, officers, employees, agents, representatives or advisors in connection with the transactions contemplated by this Agreement, and each of the Sellers understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Buyer.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as otherwise set forth in the Buyer Disclosure Schedule, Buyer hereby represents and warrants to the Sellers as follows:

Section 3.1.

Organization

.  Buyer is duly organized, validly existing and in good standing or similar concept under the Laws of the jurisdiction of its organization, and has all requisite corporate, limited liability company or limited partnership power (as the case may be) to own, lease and operate its properties and assets and to conduct its businesses as now conducted, except where the failure to be in good standing (or similar concept) in such jurisdiction would not, individually or in the aggregate, be reasonably expected to have a Buyer Material Adverse Effect.

Section 3.2.

No Conflict or Violation

.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate or conflict with any provision of Buyer Organizational Documents, (b) subject to the receipt of any consents set forth in Section 3.3, violate any provision of Law, or any order, judgment or decree of any Governmental Entity applicable to Buyer, (c) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of Buyer or any of Buyer’s Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of Buyer’s licenses or permits or (d) violate or result in a breach of or constitute (with or without notice or lapse of time or both) a default under or give rise to any right of notice, consent, termination, amendment, acceleration or cancellation of any material contract, agreement or instrument to which Buyer or any of Buyer’s Subsidiaries is a party or by which it is bound or to which any of its properties or assets is subject except in each case with respect to clauses (b), (c) and (d), for any such violations, Liens, breaches, defaults or rights that would not, individually or in the aggregate, be reasonably expected to have a Buyer Material Adverse Effect.

Section 3.3.

Consents and Approvals

.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is necessary or required in connection with the execution and delivery of this Agreement by Buyer or the performance by Buyer of its obligations hereunder, except for: (a) the filing of a Notification and Report Form under the HSR Act and other filings under applicable antitrust, competition or similar Laws of other jurisdictions; (b) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Schedule 3.3; and (c) such consents, waivers, authorizations, approvals, declarations, notices, filings or registrations, which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

Section 3.4.

Authorization and Validity of Agreement

.  Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Buyer and the performance by Buyer of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer and all other necessary corporate action on the part of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize the execution and delivery of, and performance by Buyer under, this Agreement or the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer and, assuming due execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally, and (b) general equitable principles (whether considered in a proceeding in equity or at law).

Section 3.5.

No Brokers

.  No consultant, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer for which the Sellers will be responsible.

Section 3.6.

Sufficiency of Funds

.  Buyer has sufficient funds to consummate the transactions contemplated by this Agreement, and, at the Closing, Buyer will have available all of the funds necessary to consummate the transactions contemplated by this Agreement and related fees and expenses, including the payment of the Closing Date Payment, the Cure Costs for which Buyer is responsible pursuant to this Agreement, the Escrow Amount, the Transfer

Taxes and the payment of all other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and all related fees and expenses associated therewith.

Section 3.7.

Board Approval

.  The Board of Directors of Buyer, at a meeting duly called and held, (a) determined that this Agreement and the transactions contemplated hereby are advisable and fair to, and in the best interests of, Buyer, and (b) approved this Agreement and the transactions contemplated hereby.  Such approval is in full force and effect and has not been rescinded, withdrawn or superseded in any way.

Section 3.8.

No Vote of Buyer Shareholders

.  No vote of the shareholders of Buyer or the holders of any other securities of Buyer (equity or otherwise) is required by applicable Law, the Buyer Organizational Documents or the applicable rules of any exchange on which securities of Buyer are traded, in order for Buyer to consummate the transactions contemplated hereby.

Section 3.9.

Litigation

.  As of the date hereof, there are no claims, actions, suits, proceedings or, to the Knowledge of Buyer, investigations pending or threatened, against Buyer before any Governmental Entity, except as would not individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.  As of the date hereof, there is no material judgment, decree, injunction, rule or order of any Governmental Entity outstanding, or to the Knowledge of Buyer, threatened, against Buyer, except as would not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

Section 3.10.

Acknowledgement by Buyer

.

(a)

Buyer is not relying, nor has Buyer relied, on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in ARTICLE II.  Such representations and warranties by the Sellers constitute the sole and exclusive representations and warranties of the Sellers and their respective Affiliates, shareholders, directors, officers, employees, agents, representatives or advisors in connection with the transactions contemplated by this Agreement, and Buyer understands, acknowledges and agrees that all other representations and warranties of any kind or nature, whether express, implied or statutory, are specifically disclaimed by the Sellers.

(b)

In connection with the due diligence investigation of the Sellers by Buyer and its Affiliates, shareholders, directors, officers, employees, agents, representatives or advisors, Buyer and its Affiliates, shareholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Sellers and their respective Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Sellers and their businesses and operations.  Buyer hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that except for the representations and warranties contained in ARTICLE II, and, except in the case of actual fraud, Buyer will have no claim against any of the Sellers or any of their respective Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto.  Accordingly, Buyer hereby acknowledges and agrees that, except for the representations and warranties contained in ARTICLE II, none of the Sellers nor any of their respective Affiliates, shareholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans.

Section 3.11.

Certain Arrangements

.  Except as set forth on Schedule 3.11, there are no contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) between Buyer or its Affiliates, on the one hand, and any member of any Seller’s management or directors, on the other hand, as of the date hereof that relate in any way to the Sellers or the transactions contemplated by this Agreement.

ARTICLE IV.

COVENANTS OF THE SELLERS

Section 4.1.

Conduct of the Sellers Before the Closing Date

.

(a)

The Sellers covenant and agree that, during the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing (except as otherwise specifically contemplated by the terms of this Agreement or required by applicable Law), unless Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed, or conditioned):  (x) the Business shall be conducted in the ordinary course of business; and (y) the Sellers shall use its commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Sellers, to keep available the services of their respective officers and employees and to maintain in full force and effect all of the Assumed Contracts and Government Licenses.  Without limiting the generality of the foregoing, none of the Sellers shall (except as specifically contemplated by the terms of this Agreement (including pursuant to the Bid Procedures Order), required by applicable Law, or as set forth on Schedule 4.1(a)), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Closing, directly or indirectly, do any of the following without the prior written consent of Buyer (which consent shall not be unreasonably withheld, delayed or conditioned):

(i)

make any change in any of its organizational documents;

(ii)

make any sale, assignment, transfer, abandonment, lease, sublease, license, subject to any Lien (other than Permitted Liens) or other conveyance (including by merger, consolidation, sale of stock or assets or similar transaction) of any material asset, right or property (including material Intellectual Property), including the Seller Property (other than (A) sales, transfers, and dispositions of obsolete or worthless equipment; (B) non-material amendments or extensions to any Seller Lease; and (C) sales, non-exclusive licenses, leases, transfers or other dispositions in the ordinary course of business either of (1) inventory or (2) to the extent that they do not exceed $100,000 individually or $500,000 in the aggregate, other assets);

(iii)

directly or indirectly make any acquisition (including by merger, consolidation, purchase of stock or assets or similar transaction) of the Capital Stock or a material portion of the assets, rights or properties of any other Person (or in any event involving consideration in excess of $100,000 individually or $500,000 in the aggregate), except (A) for inventory and equipment to be acquired in the ordinary course of business consistent with past practice and (B) pursuant to contracts in force on the date of this Agreement which are identified on Schedule 2.16(a)(v) or otherwise filed as an exhibit to the Company SEC Reports prior to the date hereof;

(iv)

except as required by any Seller Benefit Plan or as otherwise required by applicable Law, (A) except in the ordinary course of business consistent with past practice for employees of the Sellers who have an annual base salary below $150,000 (“Non-Management Employees” ), increase the compensation or benefits payable or provided to any Service Provider, (B) enter into any employment, consulting, change of control, transaction bonus, severance or retention agreement with any Service Provider (except for (x) severance agreements entered into with employees who are Non-Management Employees in the ordinary course of business consistent with past practice in connection with terminations of employment and (y) offer letters delivered to, or entered into with, at-will employees in the ordinary course of business consistent with past practice in connection with commencement of employment), (C) hire any employees other than Non-Management Employees, (D) take any action to fund or secure the payment of any amounts under any Seller Benefit Plan other than in the ordinary course of business, (E) loan or advance any money or other property to any Service Provider, other than routine advances for business expenses in the ordinary course of business, (F) make or grant any bonus or any incentive compensation, (G) discretionarily accelerate the vesting or payment of any cash or equity-based award held by any Service Provider or (H) establish, adopt, enter into, amend or terminate any Seller Benefit Plan (or any plan, trust, fund, policy or arrangement that would be a Seller Benefit Plan if it were in existence as of the date hereof), except for routine amendments in the ordinary course of business or renewals to health and welfare plans (other than severance plans) that would not result in a material increase in benefits or in cost to the Sellers and except as otherwise permitted pursuant to clauses (A) and (B) of this Section 4.1(a)(iv);

(v)

authorize or enter into any agreement, contract, or commitment (or series of such similar transactions) for or make any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate, except for capital expenditures of the category and nature contemplated by, and in an aggregate amount not exceeding the aggregate amount provided in, the Approved Budget;

(vi)

make any loans, advances or capital contributions to, or investments in, any Person other than (A) the Sellers, (B) advances permitted under Section 4.1(a)(iv)(E), or (C) pursuant to, and in accordance with the terms of, contracts in effect as of the date hereof (other than to any current employees of the Sellers) that are set forth on Schedule 4.1(a)(vi);

(vii)

make any material change in any method of accounting (including Tax accounting) or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP;

(viii)

 make or change any material Tax election  with respect to the Purchased Assets;

(ix)

other than the Chapter 11 Cases, (A) commence any litigation or claims other than in the ordinary course of business consistent with past practice, (B) settle, release or forgive any claim requiring payments to be made by any of the Sellers in excess of $100,000 individually or $500,000 in the aggregate, other than intercompany claims, (C) waive any right with respect to any material claim held by any of the Sellers other than in the ordinary course of business, or (D) settle or resolve any claim against any of the Sellers except for claims requiring payments to be made by any of the Sellers not in excess of $100,000 individually or $500,000 in the aggregate;

(x)

incur or guarantee any indebtedness for borrowed money (other than from any of the Sellers) except (A) for any guarantees by the Company of indebtedness of any of its Subsidiaries or guarantees by any of the Company’s Subsidiaries of indebtedness of the Company or any of its other Subsidiaries, which indebtedness is incurred in compliance with this Section 4.1(a)(x); and (B) pursuant to the DIP Agreement; provided, however, that in the case of clause (A) such indebtedness does not impose or result in any additional restrictions or limitations that would, or would reasonably be expected to, prevent or materially impair or materially delay the ability of any of the Sellers to perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

(xi)

enter into, terminate or, in any material respect, amend or modify any Material Contract or contract that, if in effect on the date hereof, would have constituted Material Contract, other than in the ordinary course of business consistent with past practice;

(xii)

adopt or enter into a plan or agreement of complete or partial liquidation, dissolution, restructuring or other reorganization of any of the Sellers, other than in connection with the Chapter 11 Cases (so long as the adoption thereof does not modify or change Sellers’ obligations hereunder or adversely effect in any respect the transactions contemplated by this Agreement or Buyer’s rights hereunder);

(xiii)

enter into any new line of business;

(xiv)

enter into any exclusivity arrangements or contracts for the sale or distribution of products;

(xv)

enter into any collective bargaining agreement with any labor organization;

(xvi)

issue or grant any additional shares of Capital Stock (other than (A) pursuant to the ESPP, (B) upon the exercise of Company Options or Company Warrants outstanding on the date hereof in accordance with their terms in effect on the date hereof, (C) upon the conversion of Indebtedness of the Company into Company Common Stock or Company Preferred Stock, or (D) upon the conversion of Company Preferred Stock into Company Common Stock (provided that, upon completion of the conversion described in this clause (D), the converted Company Preferred Stock shall be surrendered to the Company)), or other equity securities or grant any option, warrant or right to acquire any Capital Stock, or other equity securities or issue any security convertible into or exchangeable for such securities or alter any of its outstanding securities or make any change in outstanding shares of Capital Stock, or other ownership interests or its capitalization, in each case, by reason of a reclassification of shares or stock dividend or otherwise;

(xvii)

declare, set aside or pay any dividend or other distribution in respect of shares of Capital Stock, or other ownership interests of, the Company (other than as required by the terms of the Company Preferred Stock), or make any payment of principal or interest on any Indebtedness of the Sellers, other than a mandatory repayment of principal (but not any voluntary repayment of principal), interest and fees, in each case under the DIP Agreement only to the extent required thereby and in the DIP Financing Order;

(xviii)

redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its Capital Stock or other ownership interests, securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its Capital Stock, or any rights, warrants or options to acquire any shares of its Capital Stock other than for the purchase, redemption or other acquisition of shares of Company Common Stock from Service Providers pursuant to the terms of any Seller Benefit Plan as in effect on the date hereof; or

(xix)

commit to do any of the foregoing.

(b)

Nothing contained in this Agreement shall give to Buyer, directly or indirectly, rights to control or direct the operations of any of the Sellers prior to the Closing Date.  Prior to the Closing Date, the Sellers shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations.  As the holders of the Government Licenses, the Sellers shall retain de facto and de jure control over the Government Licenses.

Section 4.2.

Notice of Breach

.  From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VIII hereof, the Company shall promptly give notice upon having Knowledge of:

(a)

the existence of any event or circumstance that would be likely to cause any condition to the obligations of Buyer to effect the transactions contemplated by this Agreement not to be satisfied;

(b)

any written notice or, to the Knowledge of the Sellers, other communication,  received by or made to the Company, from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(c)

any Causes of Action, suits, Claims, investigations or proceedings commenced, or, to the Knowledge of the Sellers, threatened against, relating to or involving the Sellers or the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 2.15 or that relates to the consummation of the transactions contemplated by this Agreement; and

(d)

any breach under the DIP Agreement or the DIP Financing Order or the occurrence of a Default or Event of Default under and as defined in the DIP Agreement.

Buyer’s receipt of information pursuant to this Section 4.2 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by any Seller in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 4.3.

Confidentiality

.  From and after the Closing, the Sellers shall, and shall cause their Affiliates to, hold, and shall use their commercially reasonable efforts to cause their or their Affiliates’ respective Representatives to hold, in confidence and to take all reasonable measures practicable to keep confidential, and shall not disclose to anyone (other than their Representatives), any and all information, whether written or oral, concerning the Business (“Confidential Information”), except to the extent that Sellers can show that such information (a) is generally available to and known by the public through no fault of any Seller, any of its Affiliates or their respective Representatives or (b) is lawfully acquired by any Seller, any of its Affiliates or their respective Representatives after the Closing from sources which were not, to the Knowledge of the Sellers, subject to a legal, contractual or fiduciary obligation not to disclose such information.  From and after the Closing, each Seller shall, and shall cause its Affiliates to, not use any Confidential Information except as permitted under this Agreement or except as reasonably necessary to enforce its rights under this Agreement or any other Transaction Document or in connection with the administration of the Chapter 11 Cases.  If a Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, such Seller shall, to the extent legally permitted, promptly notify Buyer in writing as far in advance of its disclosure as reasonably practicable and such Seller or its Affiliate or their respective Representative, as applicable, shall disclose only that portion of such information which it is advised by its counsel in writing is legally required to be disclosed, provided that such Seller shall use commercially reasonable efforts (at the sole cost and expense of Buyer) to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

ARTICLE V.

COVENANTS OF BUYER

Section 5.1.

Notice of Breach

.  From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article VIII hereof, Buyer shall promptly give notice upon having Knowledge of:

(a)

 the existence of any event or circumstance that would be likely to cause any condition to the obligations of the Sellers to effect the transactions contemplated by this Agreement not to be satisfied;

(b)

any written notice, or to the Knowledge of Buyer, other written communication received by, or made to Buyer, from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

(c)

any Causes of Action, suits, Claims, investigations or proceedings commenced, or, to the Knowledge of Buyer, threatened against Buyer that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.9.

Section 5.2.

Conduct of the Business Before the Closing Date

.  Nothing contained in this Agreement shall give to the Sellers, directly or indirectly, rights to control or direct the operations of Buyer or its Subsidiaries prior to the Closing Date.

ARTICLE VI.

ADDITIONAL COVENANTS OF THE PARTIES

Section 6.1.

Access to Information

.

(a)

During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, subject to applicable Laws (including Antitrust Laws), upon reasonable advance written notice, the Sellers shall afford to Buyer and Buyer’s representatives reasonable access during normal business hours to the Sellers’ officers, employees, agents, properties, books, contracts and records and the Sellers shall furnish promptly to Buyer such information concerning its business, personnel, assets, liabilities and properties as Buyer may reasonably request; provided that Buyer and its representatives shall conduct any such activities at its expense and in such a manner as not to interfere unreasonably with the business or operations of the Sellers; provided, further, however, that the Sellers shall not be obligated to provide such access or information if the Sellers determine, in its reasonable judgment, that doing so would violate applicable Law or a contract or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege, or expose the Sellers to risk of liability for disclosure of sensitive or personal information;

provided, however, that the Parties hereto shall attempt in good faith to make such alternative arrangements as may be reasonably necessary so that the restrictions in the immediately preceding proviso would not apply.  Each Party hereto will hold any such information that is nonpublic in confidence to the extent required hereby and by, and in accordance with, the provisions of that certain agreement, dated December 23, 2015 (the “Confidentiality Agreement”), between the Company and Buyer.

(b)

The Sellers and Buyer agree that each of them shall use its commercially reasonable efforts to preserve and keep (i) in the case of Sellers, the Books and Records of the Sellers for periods prior to the Closing and (ii) in the case of Buyer, the records held by Buyer or its Affiliates relating to the Business, the Purchased Assets and the Assumed Liabilities, in each case, until the later of the closing of the Chapter 11 Cases and the liquidation and winding up of the Sellers’ estates (but in no event later than three (3) years after the Closing Date) and shall make such records available to the other party(ies) as may be reasonably required by such other party(ies) in connection with, among other things, any insurance claims by, actions or tax audits against or governmental investigations of the Sellers or Buyer or any of their respective Affiliates or in order to enable the Sellers or Buyer to comply with their respective obligations under this Agreement or any of the other Transaction Documents and each other agreement, document or instrument contemplated hereby or thereby.  In the event the Sellers or Buyer wish to destroy such records at the end of such preservation period, such party shall first give thirty (30) days’ prior written notice to the other party(ies) and such other party(ies) shall have the right at its (or their) option and expense, upon prior written notice given to such party(ies) within such thirty (30) day period, to take possession of the records within forty-five (45) days after the date of such notice, or such shorter period as the liquidation and winding up of the Sellers’ estates shall permit.

(c)

Until the closing of the Chapter 11 Cases, Buyer shall give the Sellers reasonable access, during normal business hours, upon reasonable advance written notice, to Buyer’s officers, employees, agents, properties, books, contracts and records pertaining to (i) the conduct of the Business or ownership of the Purchased Assets prior to the Closing Date or (ii) the Excluded Assets and the Excluded Liabilities, in order for the Sellers to effect the wind down of their Chapter 11 estates, including, reconciling and objecting to claims in the Chapter 11 Cases and compiling and filing tax returns.  Buyer will use commercially reasonable efforts to cause its Representatives to furnish to the Sellers such financial, technical, operating and other information pertaining to (A) the conduct of the Business or ownership of the Purchased Assets prior to the Closing Date or (B) the Excluded Assets and the Excluded Liabilities, in each case, as the Sellers shall from time to time reasonably request in a written notice and to discuss such information with such Representatives in order for the Sellers to effect the wind down of their Chapter 11 estates.  Notwithstanding the foregoing, Buyer shall not be required to provide such access or information if Buyer determines, in its reasonable judgment, that doing so would violate applicable Law or a contract or obligation of confidentiality owing to a third party, jeopardize the protection of an attorney-client privilege, or expose Buyer to risk of liability for disclosure of sensitive or personal information; provided, however, that the Parties shall attempt in good faith to make such alternative arrangements as may be reasonably necessary so that the restrictions in the immediately preceding proviso would not apply.

Section 6.2.

Efforts

.

(a)

Subject to the terms and conditions set forth in this Agreement, each of the Parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including (i) obtaining entry of the Bankruptcy Court Orders, (ii) obtaining of all necessary actions or nonactions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance, permit (including the permits set forth on Schedule 7.2(e)) or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (iii) obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Sellers or Buyer or any of their respective Subsidiaries be required to pay any fee, penalty or other consideration to any third party (other than, with respect to Buyer, any filing fees, to any Governmental Entity) for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any contract or agreement; provided, further, that the preceding proviso shall not limit any express obligation of the Sellers, Buyer or any of their respective Subsidiaries under Section 6.2(b).  The Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good title to the Purchased Assets, free and clear of all Liens (except Permitted Liens).

(b)

Subject to the terms and conditions herein provided and without limiting the foregoing, each of the Sellers and Buyer shall (i) promptly, but in no event later than ten (10) Business Days after the date hereof, file any and all required notification and report forms under the HSR Act with respect to the transactions contemplated by this Agreement, and use their reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use their reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances, approvals, and expirations or terminations of waiting periods are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) as promptly as practicable making all such filings and timely obtaining all such consents, permits, authorizations or approvals, (iii) use their reasonable best efforts to supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Entity and (iv) take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the FTC, the DOJ, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under any Law (other than with respect to any shareholder litigation or claim related to this Agreement or the transactions contemplated by this Agreement) with respect to the transactions contemplated hereby, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the Termination Date), including (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Buyer or its Subsidiaries or Affiliates or of the Sellers or their respective Subsidiaries and (B) otherwise taking or committing to take any actions that after the Closing Date would limit the freedom of Buyer or its Subsidiaries’ or Affiliates’ freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries’ or Affiliates’ businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the Closing; provided that none of Buyer, the Sellers or any of their respective Subsidiaries shall become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change the assets or business of Buyer, the Sellers or any of their respective Subsidiaries, unless such requirement, condition, understanding, agreement or order is binding on Buyer, the Sellers or any of their respective Subsidiaries only in the event that the Closing occurs; provided further that, notwithstanding the foregoing or anything in this Agreement to the contrary, none of Buyer, the Sellers or any of their respective Affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale, divestiture or other disposition or holding separate (through the establishment of a trust or otherwise) of any material business, assets or categories of assets of Buyer or any of its Affiliates, or of the Sellers or any of their respective Affiliates, or seeking to impose any material limitation on the freedom or ability of Buyer or any of its Affiliates to conduct its business or own such assets or to acquire, hold or exercise full rights of ownership in the Purchased Assets (provided, however, that Buyer shall, if necessary to secure termination of the waiting period under the HSR Act and if requested by the Sellers, offer and agree to sell, divest or otherwise dispose or hold separate assets (through the establishment of a trust or otherwise) of Buyer or any of its Affiliates or the Sellers that have nominal monetary and strategic value to Buyer).  Without limiting the prior sentence, neither Buyer nor Sellers shall be required to agree to any amendment to, or waiver under, this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, Buyer shall have the sole and exclusive right to propose, negotiate, offer or commit to make or effect any divestitures, to assign or hold separate any assets, or to agree to any other remedy, requirement, obligation, condition or restriction related to the conduct of its or the Sellers’ business in order to resolve any Governmental Entity’s or private party’s objections to or concerns about the transactions contemplated by this Agreement.  The Sellers shall agree to make or effect any divestitures, assign or hold separate any assets, or implement any other remedy, requirement, obligation, condition or restriction on the conduct of their business (in each case solely to the extent implementation and effectiveness of such actions are contingent upon the Closing) pursuant to this Section 6.2(b) to resolve any Governmental Entity’s or private party’s objections to or concerns about the transactions contemplated by this Agreement if and to the extent instructed in writing by Buyer.  For avoidance of doubt, the Sellers shall not make or effect any divestitures, assign or hold separate any assets, or agree to or implement any other remedy, requirement, obligation, condition or restriction on the conduct of their business pursuant to this Section 6.2(b), unless so instructed in writing by Buyer in order to resolve any Governmental Entity’s or private party’s objections to or concerns about the transactions contemplated by this Agreement.  During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, Buyer and the Sellers shall not (and shall cause their respective Subsidiaries and Affiliates not to) take or agree to take any action that would be reasonably likely to prevent or materially delay the Closing, other than any actions expressly permitted to be taken by the Sellers and Affiliates under this Agreement.

(c)

The Sellers and Buyer shall cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions, and any other material actions pursuant to this Section 6.2, and, subject to applicable legal limitations and the instructions of any Governmental Entity, the Sellers, on the one hand, and Buyer, on the other hand, shall keep each other apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other material communications received by the Sellers or Buyer, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions.  Subject to applicable Law relating to the exchange of information, the Sellers, on the one hand, and Buyer, on the other hand, shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, any proposed notifications or filings and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; provided, however, that materials may be redacted (i) to remove references concerning the valuation of the businesses of the Sellers, or proposals from third parties with respect thereto and (ii) as necessary or appropriate to address reasonable privilege concerns or reasonable confidentiality concerns relating to proprietary or commercially sensitive information regarding Buyer and its operations; provided that Buyer shall contemporaneously provide summaries to the Sellers’ counsel of the information redacted pursuant to this subclause (ii).  Each of the Sellers and Buyer agrees not to participate in any meeting or substantive discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited or required otherwise by such Governmental Entity, gives the other party the opportunity to attend and participate.

(d)

In furtherance and not in limitation of the covenants of the Parties contained in this Section 6.2, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Law, each of the Sellers and Buyer shall cooperate in all respects with each other and, subject to Section 6.2(b), shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, delays or restricts consummation of the transactions contemplated by this Agreement.  Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.2 shall limit a

Party’s right to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 6.2.

Section 6.3.

No Solicitation; Alternative Proposals

.

(a)

Effective from and after the date hereof until the earlier of Closing or the termination of this Agreement (and except as contemplated pursuant to the Bid Procedures Order after entry thereof) (the “Exclusivity Period”), none of the Sellers shall, nor shall any of the Sellers authorize or permit any of its or their respective Affiliates, officers, directors, employees, representatives or advisors (such individuals, the “Representatives”) to:  (i) solicit, initiate or knowingly encourage or facilitate, or cooperate with respect to, the preparation or submission of inquiries, proposals or offers from any Person (other than Buyer) that constitutes, or would reasonably be expected to lead to, an Alternative Proposal, (ii) enter into, continue or otherwise participate in any discussions, communications or negotiations in connection with any Alternative Proposal or furnish to any Person any non-public information with respect to the Sellers’ business, properties or assets in connection with any Alternative Proposal or (iii) enter into any agreements or other understandings (whether or not binding) regarding, or taking any action to implement or facilitate, an Alternative Proposal.  During the Exclusivity Period (and except as contemplated pursuant to the Bid Procedures Order after entry thereof), the Sellers shall, and shall cause their respective Representatives to, (A) immediately cease and terminate, any and all existing activities, discussions, communications or negotiations with any parties (other than Buyer or any of its Representatives) conducted heretofore with respect to, or that could lead to, any Alternative Proposal, (B) take such action as is necessary to enforce any confidentiality provisions or provisions of similar effect to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary and (C) not terminate, waive, amend, release or modify any provision of any standstill agreement (including any standstill provision contained in any confidentiality or other agreement) to which it or any of its Affiliates or Representatives is a party.  The Company shall promptly upon entry of the Approval Order instruct each Person which has heretofore executed a confidentiality agreement relating to any Alternative Proposal with or for the benefit of the Company to promptly return or destroy all confidential information, documents and materials relating to an Alternative Proposal or to the Sellers or their businesses, operations or affairs heretofore furnished by or on behalf of the Company or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person and terminate any “data room” or similar access of such Persons and their Representatives.  For purposes of this Section 6.3, the term “Person” means any person, corporation, entity or “group,” as defined in Section 13(d) of the Exchange Act, other than, with respect to the Company, Buyer or any Subsidiaries of Buyer and, with respect to Buyer, the Sellers.

(b)

Following the entry of the Bid Procedures Order, the Sellers shall comply with the terms of the Bid Procedures Order in all material respects in connection with any Alternative Proposal.

Section 6.4.

Public Announcements

.  The initial press releases relating to this Agreement shall be separate press releases, issued at the same time, by the Company (subject to the prior review of, and reasonable approval by, Buyer) and by Buyer (subject to the prior review of, and reasonable approval by, the Company) and thereafter Buyer and the Company shall consult with each other before issuing any further press release or otherwise making any public statement (to the extent not substantially comparable to statements previously issued, in accordance herewith) with respect to this Agreement or any of the transactions contemplated by this Agreement.  Notwithstanding the foregoing: (a) each of the foregoing Parties may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in documents required to be filed or furnished with the SEC, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other party), and (b) a Party may, without the prior consent of the other party, issue any such press release or make any such public announcement or statement as may be required by requirements under Law.

Section 6.5.

Employee Matters

.

(a)

Prior to the Closing, Buyer shall provide, or cause one of its Subsidiaries to provide, offers of employment, to be effective as of the Closing Date, to all employees (other than those referred to on Schedule 6.5(a)) who are employed by any of the Sellers immediately prior to the Closing Date, including employees on temporary leave of absence (including family medical leave, military leave and sick leave) or otherwise on an approved leave of absence (but excluding any employees on long-term disability leave), in a comparable position as they are employed as of immediately prior to the Closing Date.  Such employees who accept such offer of employment, and commence active employment with Buyer or applicable Subsidiary on or following the Closing are referred to as “Transferred Employees.”  Nothing in this subsection (a), expressed or implied, shall confer upon any of the Transferred Employees any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.

(b)

During the period beginning at the Closing and ending on the first (1st) anniversary of the Closing Date or, if shorter, during the period of employment of a Transferred Employee with Buyer or applicable Subsidiary, Buyer shall provide, or shall cause one of its Subsidiaries to provide, such Transferred Employees with (i) a base salary or hourly wage rate that, in each case, are no less favorable than those as were provided to such Transferred Employees immediately prior to the Closing and (ii) to Transferred Employees, collectively, employee benefits (excluding equity or equity-based compensation) that, in the aggregate, are substantially comparable to either (x) the employee benefits (excluding equity or equity-based compensation) provided to such Transferred Employees immediately prior to the Closing or (y) the employee benefits provided to similarly situated employees of Buyer and its Subsidiaries, as determined in the sole discretion of Buyer.  Any other provision of this Agreement to the contrary notwithstanding, Buyer shall provide, or shall cause one of its Subsidiaries to provide, to each Transferred Employee whose employment is terminated by Buyer or one of its Subsidiaries without cause (other than due to death or disability) during the twelve (12) month period following the Closing, severance benefits equal to either (x) the severance benefits provided for under the Sellers’ severance arrangements in effect immediately prior to the Closing and disclosed on Schedule 2.17(a) or (y) the severance benefits provided to similarly situated employees of Buyer and its Subsidiaries under Buyer’s severance arrangements, as determined in the sole discretion of Buyer.

(c)

From and after the Closing, Buyer shall, or shall cause one of its Subsidiaries to, provide all Transferred Employees with credit for service with the Sellers earned prior to the Closing for eligibility and vesting (but not for benefit accruals or benefits under any defined benefit pension plan, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time (provided, that, for the avoidance of doubt, this parenthetical shall not prevent, or in any way restrict or limit, the assumption by Buyer of the Closing Company Change of Control Payment—Buyer Portion)) purposes in each case under any benefit or compensation plan, program, agreement or arrangement in which the Transferred Employees participate on or after the Closing (collectively, the “New Plans”), except as would result in a duplication of benefits.  In addition, Buyer shall (i) cause to be waived all pre-existing condition exclusions and actively at-work requirements and similar limitations, eligibility waiting periods and evidence of insurability requirements under any New Plans to the extent waived or satisfied by a Transferred Employee under the comparable Seller Benefit Plan as of the date on which commencement of participation in such New Plan begins, and (ii) cause any deductible, co-insurance and covered out-of-pocket expenses paid during the calendar year in which commencement of participation in such New Plan begins and prior to such commencement of participation by any Transferred Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductible, coinsurance and maximum out-of-pocket provisions under such New Plan in the year of initial participation.

(d)

Buyer shall, or shall cause one of its Subsidiaries to, pay (i) bonuses to each Transferred Employee, at the same time that Buyer pays bonuses to its other employees, with respect to the portion of the calendar year 2016 elapsed prior to the Closing in an amount that is equal to the amount of accrued bonuses taken into account as a Current Liability in the determination of Net Working Capital, and (ii) amounts of accrued vacation or paid time off attributable to each Transferred Employee’s employment or other service with Sellers on or prior to the Closing Date as such vacation and time off is taken by each respective Transferred Employee, to the extent such amounts have been taken into account as a Current Liability in the determination of Net Working Capital.

(e)

Except as prohibited by applicable Law, Sellers shall provide to Buyer all information reasonably necessary to permit Buyer to perform its obligations under this Section 6.5, including such information as may be reasonably requested by Buyer following the Closing, and Seller’s agreement to provide such information shall survive the Closing for so long as Buyer remains obligated to perform under this Section 6.5.

(f)

Sellers and Buyer shall use reasonable best efforts to adopt the “alternate procedure for predecessors and successors” set forth in Section 5 of Revenue Procedure 2004-53, 2004 34 IRB 320 with respect to Transferred Employees providing services in the United States and, except as prohibited by applicable Law, Sellers shall promptly provide Buyer with such information regarding employment taxes paid for the calendar year in which the Closing Date occurs with respect to the Transferred Employees as Buyer may reasonably request.

(g)

Nothing contained in this Section 6.5, express or implied, is intended to confer upon any Service Provider any right to continued employment for any period or continued receipt of any specific employee benefit, or shall constitute an amendment to or any other modification of any New Plan or Seller Benefit Plan or other benefit or compensation plan, program, agreement or arrangement.  Further, this Section 6.5 shall be binding upon and inure solely to the benefit of each of the Parties to this Agreement, and nothing in this Section 6.5, express or implied, is intended to create or confer upon any other Person (including, for the avoidance of doubt, any Service Provider) any rights, benefits, liabilities, obligations or remedies of any nature whatsoever under or by reason of this Section 6.5.

Section 6.6.

Assets Wrongly Received

.  From and after the Closing, if any Seller or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, such Seller or its Affiliate shall remit such funds to Buyer as soon as practicable (and in any event within ten (10) Business Days) after its receipt thereof.  From and after the Closing, if Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, Buyer or its Affiliate shall remit any such funds to the Sellers as soon as practicable (and in any event within ten (10) Business Days) after its receipt thereof.

Section 6.7.

WARN Act Compliance

.  The Company shall provide to Buyer at the Closing a complete and accurate list of all “employment losses” at any of the Sellers, as that term is defined in the Worker Adjustment and Retraining Notification Act of 1988 (or similar state or local “mass layoff” or “plant closing” Law) (the “WARN Act”), which occurred in the 90 calendar days preceding the Closing, which list shows the name, date of separation, reason for separation, and facility or operating unit of each employee of any of the Sellers who suffered such an employment loss in such period.  The Sellers shall give all necessary WARN Act notices with respect to employment losses that occur prior to the Closing Date with respect to any employees employed by any of the Sellers.

Section 6.8.

Insurance

.  To the extent that any insurance policies, issued by any third party, of the Sellers or any of their respective Affiliates cover any Loss, Liability, claim, damage or expense relating to any Purchased Assets or Assumed Liability and such insurance policies continue after the Closing to permit claims to be made thereunder with respect to events occurring prior to the Closing, the Sellers shall reasonably cooperate with Buyer in submitting and pursuing such claims (and pursuing any claims previously made).  Buyer shall pay all fees, costs and deductibles in connection with any claim pursued pursuant to this Section 6.8.

Section 6.9.

Bankruptcy Court Approval

.

(a)

Within one Business Day of the Petition Date, the Sellers shall file with the Bankruptcy Court a motion in form and substance reasonably satisfactory to Buyer (the “Approval Motion”) for:

(i)

 entry of an order in the form of Exhibit E, as amended, modified or supplemented with the prior written consent of Buyer, authorizing and approving, inter alia, the sale of the Purchased Assets to Buyer on the terms and conditions set forth herein, free and clear of all Liens (to the extent set forth therein), and the assumption and assignment of the Assumed Contracts to Buyer (the “Approval Order”), and

(ii)

entry of an order in the form of Exhibit F, as amended, modified or supplemented with the prior written consent of Buyer (the “Bid Procedures Order”, together with the Approval Order, the “Bankruptcy Court Orders”), among other things, (A) establishing bidding procedures in the form of Exhibit F governing the sale of the Purchased Assets, as amended, modified or supplemented with the prior written consent of Buyer (the “Bid Procedures” ), (B) approving payment of the Break-Up Fee and the Expense Reimbursement, to the extent payable by the terms of this Agreement or the Bid Procedures Order, and (C) providing that the Break-Up Fee and the Expense Reimbursement shall constitute administrative expenses of the Sellers with priority over any and all administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code until paid other than (x) superpriority claims granted pursuant to the DIP Financing Order to the provider of debtor-in-possession financing (the “DIP Lender”) and (y) administrative expense claims included within the “Carve-out” in the DIP Financing Order to which the DIP Lender’s claims are subject.  The Sellers shall use commercially reasonable efforts to seek entry of the Bid Procedures Order by fourteen (14) days after the Petition Date, including by filing a motion to expedite entry of the Bid Procedures Order within one (1) day of the Petition Date; provided that the failure to have the Bid Procedures Order entered by fourteen (14) days after the Petition Date shall not be a termination event under this Agreement.

(b)

The Sellers shall each use their reasonable best efforts, and shall cooperate, assist and consult with Buyer, to secure the entry of the Bankruptcy Court Orders.

(c)

If the Bankruptcy Court Orders or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby shall be appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Approval Order, Bid Procedures Order or other such order), and this Agreement has not otherwise been terminated pursuant to Section 8.1, the Sellers shall take such steps to reasonably diligently defend such appeal, petition or motion and shall use their reasonable best efforts to obtain an expedited resolution of any such appeal, petition or motion.  Neither the Approval Order nor the Bid Procedures Order shall be amended, modified, or supplemented without the prior written consent of Buyer.

Section 6.10.

Entry into DIP Agreement; “First Day” Orders

.

(a)

Within one Business Day of the Petition Date, the Company will file a motion seeking entry of an interim and final order, which, in the case of the interim order, shall be in the form of Exhibit G and in the case of the final order shall be substantially in the form of Exhibit G, subject to customary modifications for a final order and such other modifications which, to the extent such modifications adversely impact the Business, the Purchased Assets or the likelihood of consummation of the transactions hereunder, are reasonably satisfactory to Buyer (such orders, collectively, the “DIP Financing Order” ) authorizing the Sellers to enter into and perform their obligations under the DIP Agreement and to use cash collateral.  Upon entry of the DIP Financing Order, the DIP Lender and the Sellers will enter into the DIP Agreement.  Neither the Sellers nor their Affiliates shall agree to any amendments, modifications or waivers to the DIP Agreement or the DIP Financing Order which adversely impact the Business, the Purchased Assets or the likelihood of consummation of the transactions hereunder unless Buyer has provided its prior written consent.

(b)

On the Petition Date, the Sellers shall file motions for customary “first day” orders that Sellers may deem necessary and appropriate and which the Sellers shall provide to Buyer as soon as practicable prior to filing.  The proposed forms of “first day” and “second day” orders related to critical vendors, payment of wages, utilities, taxes, insurance and customer programs shall be in form and substance reasonably satisfactory to Buyer.

Section 6.11.

Service of Approval Motion

.  The Sellers will serve a copy of the Approval Motion and the accompanying attachments on the persons identified in Paragraph II.A of the Approval Order and such other persons as Buyer reasonably requests.

Section 6.12.

Copies of Pleadings

.  The Sellers shall, to the extent reasonably practicable, provide Buyer with drafts of all documents, motions, orders, filings or pleadings that they propose to file with the Bankruptcy Court that relate to the approval of this Agreement and the consummation of the transactions contemplated hereby, and will provide Buyer with reasonable opportunity to review and approve such filings.  The Sellers shall also promptly (and in any event within two (2) Business Days) provide Buyer with copies of all pleadings received by or served by or upon any of the Sellers in connection with the Chapter 11 Cases that relate to or, in the Sellers’ judgment, are reasonably expected to affect the transactions provided for in this Agreement and which have not, to the Knowledge of Sellers, otherwise been served on Buyer.

Section 6.13.

Shareholder Litigation

.  Each of the Sellers, on the one hand, and Buyer, on the other, shall keep the other Party hereto informed of, and consult and cooperate with such party in connection with, any shareholder litigation or claim against such party and/or its directors or officers relating to the transactions contemplated by this Agreement.  The Sellers may settle any such litigation or claim without the prior written consent of Buyer; provided however that no settlement of any such litigation or claim that would prevent or delay the Closing or prevent, delay or adversely effect the ability of the Sellers to satisfy their obligations under this Agreement shall be agreed to without Buyer’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed.  Each of the Sellers, on the one hand, and Buyer, on the other, shall notify the other promptly (and in any event within two (2) Business Days) of the commencement of any such shareholder litigation of which it has received written notice.

Section 6.14.

Name Changes.

 Neither Sellers nor any of their Affiliates shall use, license or permit any third party to use, or file any motion to change the caption of the Chapter 11 Cases to, any name, slogan, logo or trademark which is similar or confusingly or deceptively similar to any of the names, trademarks or service marks included in the Intellectual Property included in the Purchased Assets, and within fifteen (15) Business Days following the Closing Date, each Seller shall (a) change its corporate name to a name which (i) does not use the name “Implant Sciences Corporation”, “C Acquisition Corporation”, “Core Systems”,

“Accurel Systems International Corporation”,  “IMX Acquisition Corporation” or “Ion Metrics” (which names (and all rights thereunder) are, for the avoidance of doubt, included in the Purchased Assets) or any other name that references or reflects any of the foregoing in any manner whatsoever and (ii) is otherwise substantially dissimilar to its present name and (b) use its commercially reasonable efforts to change the caption of the Chapter 11 Cases to names that are not similar to any of the foregoing names.

ARTICLE VII.

CONDITIONS PRECEDENT

Section 7.1.

Conditions to Each Party’s Obligation to Effect the Transactions

.  The obligations of the Sellers and Buyer to consummate the Closing are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a)

No Injunctions or Restraints, Illegality.  No statute, rule, regulation, executive order, decree or ruling shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other U.S. Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement, or otherwise prohibiting Buyer’s ownership or operation of the Business or causing the transactions contemplated hereunder to be rescinded, revoked or terminated following completion thereof.

(b)

HSR Act.  The waiting period (and any extension thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

Section 7.2.

Additional Conditions to Obligations of Buyer

.  The obligation of Buyer to consummate the Closing is subject to the satisfaction, or waiver by Buyer, on or prior to the Closing Date, of the following additional conditions:

(a)

Representations and Warranties.  (i) The representations and warranties of the Sellers contained in Section 2.1 (Corporate Organization) (second sentence only), Section 2.6 (Subsidiaries) and Section 2.19 (Affiliate Transactions) shall be true and correct in all material respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representation and warranties of the Sellers contained in Section 2.1 (Corporate Organization) (first sentence only), Section 2.5 (Authorization and Validity of Agreement), Section 2.8(a) (Absence of Certain Changes or Events) and Section 2.21 (No Brokers) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case, as of such date) and (iii) all other representations and warranties of the Sellers set forth in this Agreement shall be true and correct (without giving effect to any limitation as to “material”, “materiality” or “Material Adverse Effect” or similar limitation set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “material”, “materiality” or “Material Adverse Effect” or similar limitation set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  Buyer shall have received a certificate of an executive officer of each of the Sellers to such effect.

(b)

No Material Adverse Effect.  Since the date hereof, there has not been any Material Adverse Effect or any event, change, circumstance, condition, effect, development or state of facts that, individually or in the aggregate, is reasonably likely to become a Material Adverse Effect.  Buyer shall have received a certificate of an executive officer of each of the Sellers to such effect.

(c)

Performance of Obligations of the Sellers.  Each of the Sellers shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.  Buyer shall have received a certificate of an executive officer of each of the Sellers to such effect.

(d)

Transaction Documents.  The Sellers shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 1.7(a).

(e)

Permits.  Buyer shall have received the permits set forth on Schedule 7.2(e).

(f)

Third-Party Consents.  All approvals, consents and waivers that are listed on Schedule 7.2(f) shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(g)

Orders.  The Bankruptcy Court shall have entered each of the Bankruptcy Court Orders, and each of the Bankruptcy Court Orders shall be in full force and effect and shall be Final Orders.  The DIP Financing Order and the DIP Agreement shall be in full force and effect.

(h)

Inventory.  The Estimated Closing Statement (prepared and delivered by the Sellers in accordance with Section 1.6(c)) shall include at least $8,500,000 of Current Assets included in “Inventory” (consisting of not less than 850 units of the Company’s B-220 product).

Section 7.3.

Additional Conditions to Obligations of the Sellers

.  The obligations of the Sellers to consummate the Closing are subject to the satisfaction of, or waiver by the Sellers, on or prior to the Closing Date, of the following additional conditions:

(a)

Representations and Warranties.  The representations and warranties of Buyer set forth in this Agreement shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.  The Sellers shall have received a certificate of an executive officer of Buyer to such effect.

(b)

Performance of Obligations of Buyer.  Buyer shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date.  The Sellers shall have received a certificate of an executive officer of Buyer to such effect.

(c)

Transaction Documents.  Buyer shall have delivered to the Sellers duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliveries set forth in Section 1.7(b).

(d)

Orders.  The Bankruptcy Court shall have entered each of the Bankruptcy Court Orders, and each of the Bankruptcy Court Orders shall be in full force and effect and shall not have been reversed, vacated or stayed.

ARTICLE VIII.

TERMINATION

Section 8.1.

Termination

.  This Agreement may be terminated at any time prior to the Closing:

(a)

by mutual written consent of Buyer and the Sellers;

(b)

by either the Sellers or Buyer, if the Closing shall not have occurred on or before sixty (60) days after the Bankruptcy Court’s entry of the Approval Order (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has contributed to the failure of the Closing to occur on or before the Termination Date, and such action or failure to perform constitutes a breach of this Agreement in any material respect;

(c)

by either the Sellers or Buyer, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party hereto whose breach of any provision of this Agreement results in the imposition of such order, decree or ruling or the failure of such order, decree or ruling to be resisted, resolved or lifted;

(d)

by Buyer, if (i) the DIP Financing Order has not been entered on an interim basis prior to 9:00 p.m. (New York City time) on the fifth (5th) Business Day immediately following the Petition Date, (ii) the DIP Financing Order has not been entered on a final basis prior to 9:00 p.m. (New York City time) on the day that is thirty-five (35) days after the Petition Date, (iii) an Event of Default (as defined in the DIP Agreement) has occurred and is not waived or cured within the later of five (5) Business Days of written notice of such Event of

Default or any applicable cure period set forth in the DIP Agreement, (iv) the DIP Agreement or the DIP Financing Order is amended or modified in a manner that adversely impacts the Business, the Purchased Assets or the likelihood of consummation of the transactions contemplated herein without the prior consent of Buyer or (v) the Sellers’ right to use cash collateral is terminated, suspended, limited or modified without the prior consent of Buyer;

(e)

by Buyer, if (i) the Approval Motion has not been filed with the Bankruptcy Court prior to 9:00 p.m. (New York City time) on the Business Day following the Petition Date, (ii) the Bankruptcy Court has not approved and entered the Bid Procedures Order prior to 9:00 p.m. (New York City time) on the day that is twenty-five (25) days following the Petition Date, (iii) the Bankruptcy Court has not approved and entered the Approval Order prior to 9:00 p.m. (New York City time) on the day that is thirty (30) days following the entry of the Bid Procedures Order or (iv) following entry of the Approval Order or the Bid Procedures Order, any of the Approval Order, the Bid Procedures Order or the Bid Procedures is stayed, reversed, modified, vacated or amended in any respect without the prior written consent of Buyer, and such stay, reversal, modification, vacation or amendment is not eliminated within fourteen (14) days;

(f)

by the Sellers, if there shall have been a breach on the part of Buyer of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, and such breach is not reasonably capable of being cured, or, if reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (i) thirty (30) days following notice of such breach and (ii) the Termination Date; provided that the Sellers shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if any of the Sellers is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in either Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied;

(g)

by Buyer, if there shall have been a breach on the part of any of the Sellers of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) would not be satisfied, and such breach is not reasonably capable of being cured, or, if reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (i) thirty (30) days following notice of such breach and (ii) the Termination Date; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if Buyer is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the conditions set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied;

(h)

(A) by Buyer or, so long as the Sellers comply with the Bid Procedures, the Sellers, if any of the Sellers accepts a Qualifying Bid as the Successful Bid (each as defined in the Bid Procedures) from a Person other than Buyer, (B) by Buyer, if the Sellers do not select Buyer as the Successful Bidder within two (2) Business Days after the conclusion of the Auction (as defined in the Bid Procedures) or (C) by Buyer, if any of the Sellers enters into an agreement or understanding relating to an Alternative Proposal with another Person (including any of the Company’s or any of its Subsidiaries’ creditors or stockholders, but excluding Buyer); or

(i)

by Buyer if (i) the Sellers seek to have the Bankruptcy Court enter an order (or consent to entry of an order) (A) dismissing, or converting the Chapter 11 Cases into a case under chapter 7 of the Bankruptcy Code, or (B) appointing a trustee, or other Person responsible for operation or administration of any of the Sellers or their businesses or assets, or a responsible officer for any of the Sellers, or an examiner with enlarged power relating to the operation or administration of any of the Sellers or their businesses or assets (each, an “Appointee”), (ii) an order of dismissal of the Chapter 11 Cases, conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code, or appointment of an Appointee is entered for any reason or (iii) any of the Sellers do not comply with the material terms of the Bid Procedures.

Section 8.2.

Termination Fee

.

(a)

In the event that:

(i)

this Agreement is terminated by Buyer or Sellers, as applicable, in accordance with (A) Section 8.1(h) or in accordance with any other provision of Section 8.1 (other than Section 8.1(h)) at a time when this Agreement was terminable pursuant to Section 8.1(h), (B) Section 8.1(b) and any of the Sellers’ actions or failures to fulfill any obligation under this Agreement has contributed to the failure of the Closing to occur on or before the Termination Date, and such actions or failures to perform constituted a breach of this Agreement in any material respect, (C) Section 8.1(g) as a result of the Sellers’ failure to comply with or the Sellers’ breach of Section 6.3(a) or (D) Section 8.1(i)(i) or Section 8.1(i)(iii), then in any of such cases the Sellers shall jointly and severally pay Buyer by wire transfer of immediately available funds, and Buyer shall be deemed to have earned, both the Expense Reimbursement and an amount equal to $5,000,000 (the “Break-Up Fee”) for the time and effort associated with initial due diligence and negotiation of this Agreement and the value of serving as the “stalking horse” for the marketing of the Purchased Assets.  If this Agreement  is terminated pursuant to clause (A) above, the Break-Up Fee and Expense Reimbursement shall be paid by the earlier of twenty one (21) days after such termination or the date an Alternative Proposal is consummated.  If this Agreement is terminated pursuant to clause (B), (C) or (D) above, the Break-Up Fee and Expense Reimbursement shall be paid within three (3) Business Days of the date of such termination; or

(ii)

this Agreement is terminated by Buyer in accordance with Section 8.1(b), Section 8.1(c), Section 8.1(d), Section 8.1(e), Section 8.1(g) or Section 8.1(i)(ii) (other than as contemplated by Section 8.2(a)(i)), then the Sellers shall promptly (and in any event within three (3) Business Days of such event) jointly and severally pay Buyer by wire transfer of immediately available funds, and Buyer shall be deemed to have earned, the Expense Reimbursement; provided, that, if this Agreement is terminated in accordance with Section 8.1(b), Section 8.1(c), Section 8.1(d), Section 8.1(e), Section 8.1(g) or Section 8.1(i)(ii) (other than as contemplated by Section 8.2(a)(i)) at a time when this Agreement is terminable pursuant to Section 8.1(h), the Expense Reimbursement shall be paid by the earlier of twenty one (21) days after such termination or the date an Alternative Proposal is consummated.

(b)

The Parties acknowledge and agree that the terms and conditions set forth in this Section 8.2 with respect to the payment of the Break-Up Fee and Expense Reimbursement are subject to the Bankruptcy Court entering the Bid Procedures Order.  The Parties acknowledge that the agreements contained in this Section 8.2 are commercially reasonable and an integral part of the transactions, and that without these agreements, the Parties would not enter into this Agreement and consummate the transactions contemplated hereby.  For the avoidance of doubt, the covenants set forth in this Section 8.2  are continuing obligations, separate and independent from the other obligations of the Parties (and shall not limit the Parties’ other rights under or in respect of this Agreement), and survive termination of this Agreement.

Section 8.3.

Manner and Effect of Termination

.  Any Party terminating this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected.  In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of the Sellers, Buyer or their respective Subsidiaries or Affiliates.  Notwithstanding the foregoing:  (a) no such termination shall relieve the Sellers from their obligation to pay the Break-Up Fee or the Expense Reimbursement if, as and when required pursuant to Section 8.2, (b) subject to the limitations set forth in Section 8.2, no such termination shall relieve any Party for liability for such Party’s willful or intentional breach of this Agreement or for fraud; and (c) (i) the Confidentiality Agreement and (ii) the provisions of this Article VIII and Article IX will survive the termination of this Agreement.

Section 8.4.

Amendment

.  This Agreement may only be amended by the Parties hereto by an instrument in writing signed on behalf of each of the Parties hereto.

Section 8.5.

Extension; Waiver

.  At any time prior to the Closing, the Parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto by the other parties or the other parties thereto or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained herein.  Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, and no waiver by any Party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver.  The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE IX.

MISCELLANEOUS

Section 9.1.

Transfer Taxes

.  Buyer shall be responsible for the timely payment of, and to such extent shall indemnify and hold harmless Sellers against, all sales (including without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer stamps and other similar Taxes and fees (“Transfer Taxes”) arising out of or in connection with or attributable to the sale of the Purchased Assets and the transactions effected pursuant to this Agreement.  Buyer shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes).

Section 9.2.

Disclosure Schedules

.

(a)

The inclusion of any information in the Disclosure Schedules will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such Disclosure Schedule, that such information is required to be listed in such Disclosure Schedule or that such information is material to any Party or the conduct of the business of any Party.

(b)

The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material.

(c)

Any item set forth in the Disclosure Schedules with respect to a particular representation, warranty or covenant contained in the Agreement will be deemed to be disclosed with respect to all other applicable representations, warranties and covenants contained in the Agreement to the extent any description of facts regarding the event, item or matter is disclosed in such a way as to make reasonably apparent from such description or to the extent it is specified in such disclosure that such item is applicable to such other representations, warranties or covenants whether or not such item is so numbered.

Section 9.3.

Successors and Assigns

.  No Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that (a) Buyer may assign its rights and obligations under this Agreement to another direct Wholly Owned Subsidiary of Buyer without the consent of the Sellers, (b) Buyer shall not be released from any of its obligations hereunder by reason of such assignment and (c) such assignment shall not materially delay in any respect the timing of the consummation of the transactions contemplated hereby.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the Parties hereto.

Section 9.4.

Governing Law; Jurisdiction; Specific Performance

.

(a)

This Agreement shall in all aspects be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, and the obligations, rights and remedies of the Parties shall be determined in accordance with such Laws.  Except as otherwise expressly provided in this Agreement, the Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in, and each of the Parties hereby irrevocably consents to the jurisdiction of, the Bankruptcy Court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and, in the event the Bankruptcy Court does not have or declines to exercise jurisdiction, other than in any state or federal court located in the State of Delaware, irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in the Bankruptcy Court (or such other state or federal court) or that any such suit, action or proceeding which is brought in the Bankruptcy Court (or such other state or federal court) has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of the Bankruptcy Court (or such other state or federal court).  The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by applicable Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in this Section 9.4 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

(b)

EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(b).

(c)

Specific Performance.

(i)

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to obtain (A) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, including, if applicable, specific performance to cause any Party hereto to effect the Closing who has not effected the Closing in accordance with this Agreement at the time when the Closing is required to have occurred pursuant to Section 1.7, and (B) an injunction restraining such breach or threatened breach.  Each party acknowledges and agrees that (1) each party is entitled to specifically enforce the terms and provisions of this Agreement notwithstanding the availability of any monetary remedy, (2) the availability of any monetary remedy (I) is not intended to and does not adequately compensate for the harm that would result from a breach of this Agreement and (II) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (3) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, neither the Sellers nor Buyer would have entered into this Agreement.

(ii)

Each party further agrees that (A) no such party will oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity and (B) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.4(c)ÞÞÞDDDD , and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 9.5.

Expenses

.  Except as otherwise provided in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

Section 9.6.

Severability; Construction

.

(a)

In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.  Upon such declaration by any court or other judicial or administrative body that any part of this Agreement is null, void or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.  Notwithstanding the foregoing, the Parties hereto intend that the provisions of Section 9.4(c), including the remedies and limitations thereon, be construed as an integral provision of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a Party’s rights hereunder or increases a Party’s liability or obligations hereunder.

(b)

The Parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

(c)

All references to “$” or USD herein shall be references to U.S. Dollars.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.  The phrase “made available” or similar phrases when used in reference to a document or any other materials or information made available, to Buyer or any of its Affiliates or representatives (i) on or prior to the date hereof, means that the document, materials or information were available for viewing in the electronic documentation site established by IntraLinks, Inc. on behalf of the Sellers as of, or delivered to Buyer prior to, 5:00 p.m. New York City time at least one (1) Business Day prior to the date of this Agreement (provided, that the documents, materials and information set forth on Schedule 9.6(c)(i) shall be deemed to be “made available” on or prior to the date hereof) and (ii) on or prior to the Closing, means that the document, materials or information were available for viewing in the electronic documentation site established by IntraLinks, Inc. on behalf of the Sellers as of, or delivered to Buyer prior to, 5:00 p.m. New York City time at least one (1) Business Day prior to the Closing Date.

Section 9.7.

Notices

.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (c) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to the Sellers:

Implant Sciences Corporation
500 Research Drive, Unit 3
Wilmington, MA 01998

ATTN: William McGann

Copies to (such copies not to constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY  10019
Attn:

Adam M. Turteltaub

Paul V. Shalhoub

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY  10105
Attn:

Richard I. Anslow

Matthew A. Gray

If to Buyer:

L-3 Communications Corporation

600 Third Avenue

New York, NY 10016

Attn: David Reilly

Copy to (such copy not to constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn:  William E. Curbow

Sandeep Qusba

Any Party may change its address for the purpose of this Section 9.7 by giving the other party written notice of its new address in the manner set forth above.

Section 9.8.

Entire Agreement

.  This Agreement, the Confidentiality Agreement and the other Transaction Documents contain the entire understanding among the Parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions.  All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

Section 9.9.

Parties in Interest

.  Except as set forth in Section 9.13, nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Sellers or Buyer.  Except as set forth in Section 9.13, no provision of this Agreement shall give any third person any right of subrogation or action over or against the Sellers or Buyer.

Section 9.10.

Section and Paragraph Headings

.  The Section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 9.11.

Counterparts

.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.  Delivery of a copy of this Agreement bearing an original signature by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.

Section 9.12.

Survival

.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Closing Date, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing Date and this Article IX.

Section 9.13.

Definitions

.  As used in this Agreement:

“Accounts Receivable” shall mean the commissions, accounts and notes receivable of the Sellers, and excludes the Prepaids and Deposits.

“Active Business Contract” shall mean (a) any Contract of any of the Sellers listed on Schedule 2.16(c) entered into by such Seller with respect to the Business in the ordinary course of business and under which there are continuing obligations to be performed following the Closing and (b) any such additional Contracts of any of the Sellers entered into after the date of this Agreement in accordance with the terms hereof and, with respect to each such Contract referred to in this clause (b), which Buyer agrees (in a writing delivered to the Sellers) to designate as an “Active Business Contract”.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.  “control” (including the terms “controlled by” and “under common control with”), for purposes of this definition of Affiliate, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or credit arrangement or otherwise.

“Alternative Proposal” shall mean any inquiry, offer or proposal from any Person (other than Buyer or any of its Affiliates) relating to the direct or indirect acquisition (whether by merger, reorganization, consolidation, share exchange, sale of shares of Capital Stock, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, whether pursuant to a plan of reorganization or liquidation, section 363 sale, structured dismissal or otherwise) of all or any portion of the Purchased Assets or relating to any plan of reorganization that, in each case, is inconsistent with this Agreement and the transactions contemplated hereby.

“Antitrust Laws” shall mean the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign statutes, rules, regulations, orders, decrees, administrative or judicial doctrines or other Laws that are designed to prohibit, restrict or regulate matters or actions relating to monopolization, restraint of trade, abuse of dominance, or lessening of competition.

“Approved Budget” shall mean a 13-week budget which is attached hereto as Exhibit H, setting forth the Sellers’ projected receipts and disbursements for such period.

“Assumed Contracts” shall mean all Contracts of Sellers that are not Excluded Contracts.

“Avoidance Action” shall mean any avoidance, preference or recovery, claim, action or proceeding arising under Chapter 5 of the Bankruptcy Code or under any similar state or federal law.

“Board of Directors” shall mean the Board of Directors of any specified Person.

“Books and Records” shall mean books, files and records (in whatever form or media), including accounting and operating ledgers, asset ledgers, inventory records, supplier lists, resale certificates, manuals, and other accounting, financial, operating and business records, including general ledger and subledger account reconciliation and databases, files or other information, including any information relating to any Tax.

“Business Day” shall mean any day other than (a) Saturday or Sunday or (b) any other day on which banks in the City of New York are permitted or required to be closed.

“Buyer Disclosure Schedule” shall mean the disclosure schedule delivered by Buyer on the date hereof.

“Buyer Material Adverse Effect” shall mean any event, change, circumstance, condition, effect, development or state of facts that, individually or in the aggregate, would prevent or materially delay the Closing or prevent or materially delay or materially impair the ability of Buyer to satisfy its obligations under this Agreement, including the satisfaction of the conditions precedent to and the consummation of the transactions contemplated by this Agreement.

“Buyer Organizational Documents” shall mean the certificate of incorporation and by-laws of Buyer, together with all amendments thereto.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Claim” shall mean a claim as defined in Section 101 of the Bankruptcy Code.

“Closing Company Change of Control Payment” shall mean the payments under the Company Amended and Restated Change of Control Payment Plan, as in effect on the date hereof, that become due and payable as a result of the consummation of the transactions contemplated by this Agreement, it being understood that the Closing Company Change of Control Payment shall be determined on an iterative basis.

“Closing Company Change of Control Payment—Buyer Portion” shall mean the Closing Company Change of Control Payments due at Closing to the individuals listed on Schedule 9.13(a) in an aggregate amount for all such individuals not in excess of $1,330,000 (with such individuals (together with certain other Transferred Employees) to also be provided following the Closing the opportunity to earn retention payments in an aggregate amount for all such individuals of up to $1,170,000).

“Closing Date Net Working Capital” shall mean the Net Working Capital calculated as of the Effective Time.

“COBRA” shall mean Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Common Stock” shall mean each share of common stock, $0.001 par value, of the Company.

“Company Financial Statements” shall mean each of the financial statements (including, in each case, any notes thereto) of the Company contained in or incorporated by reference into the Company SEC Reports.

“Company Option” shall mean each option to purchase shares of Company Common Stock that is outstanding immediately prior to the Closing that was granted pursuant to any of the Company Stock Plans.

“Company Preferred Stock” shall mean each share of preferred stock, $0.10 par value, of Company.

“Company Stock Plans” shall mean the Company’s 1998 Incentive and Nonqualified Stock Option Plan, the Company’s 2000 Incentive and Nonqualified Stock Option Plan, the Company’s 2004 Stock Option Plan and the Company’s 2014 Stock Option Plan, in each case, as in effect as of the date hereof and as amended from time to time in accordance with their terms, and any other plan, program or arrangement under which outstanding options to purchase shares of Company Common Stock or other equity-based awards were granted by the Company or any of its Subsidiaries.

“Company Warrant” shall mean each warrant to purchase shares of Company Common Stock that is outstanding immediately prior to the Closing that was granted pursuant to a warrant agreement.

“Computer Software” shall mean computer software programs, databases and all data in such databases and all documentation related thereto.

“Contracts” shall mean all contracts, arrangements, understandings, leases, deeds, mortgages, licenses (including licenses to rights in Intellectual Property), instruments, notes, commitments, undertakings, indentures, joint ventures, sales and purchaser orders and all other agreements or commitments, whether written or oral, that are legally binding or intended to be legally binding, including, without limitation, any Seller Benefit Plan.

“Cure Costs” shall mean the Liabilities and obligations of the Sellers that must be paid or otherwise satisfied to cure all of the Sellers’ defaults under the Assumed Contracts necessary for the assumption thereof and assignment to Buyer as provided herein and in the Approval Order.

“Cure Costs Cap” shall mean an amount equal to $250,000.

“Current Assets” shall mean the current assets of the Sellers, to the extent that such Current Assets are designated as such on Exhibit J; provided that the term “Current Assets” shall not include any Excluded Assets.

“Current Liabilities” shall mean the current liabilities of the Sellers, including all Cure Costs and the other current liabilities that are designated as such on Exhibit J; provided that the term “Current Liabilities” shall not include any Excluded Liabilities.

“DIP Agreement” means that certain Senior Secured, Super-Priority Debtor-In-Possession Loan and Security Agreement (including all exhibits and schedules attached thereto (including any budget)), between the Sellers and the DIP Lender, in the form of Exhibit I.

“DIP Lender” means DIP SPV I, L.P.

“Disclosure Schedules” shall mean the Buyer Disclosure Schedule and the Seller Disclosure Schedule, collectively.

“DOJ” shall mean the Antitrust Division of the United States Department of Justice.

“Effective Time” shall mean 12:01 a.m., New York time, on the Closing Date.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” shall mean the escrow agent under the Escrow Agreement, selected by mutual agreement of Buyer and the Sellers, and any successor escrow agent appointed pursuant to the Escrow Agreement.

“ESPP” shall mean the Company’s 2006 Employee Stock Purchase Plan.

“Expense Reimbursement” shall mean the aggregate amount, which shall not exceed $2,000,000, of all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment banks, advisors, and consultants to Buyer or its Affiliates) incurred by Buyer or its Affiliates relating to or in connection with (i) the purchase of the Purchased Assets (and the Business) including the transactions contemplated by this Agreement and any documents or agreements related hereto, (ii) the negotiation, preparation, execution or performance of agreements relating to the purchase of the Purchased Assets (and the Business), including this Agreement, and any documents or agreements related thereto, (iii) business, financial, legal, accounting, tax, and other due diligence relating to the Purchased Assets (and the Business), (iv) the Chapter 11 Cases and (v) the diligence, analysis, negotiation, preparation, or execution of any contracts or arrangements with any current or prospective lessors, vendors, agents, or payees of the Sellers and the Business.

“Final Order” shall mean an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction entered by the Clerk of the Bankruptcy Court or such other court on the docket in the Chapter 11 Cases or the docket of such other court, which has not been modified, amended, reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure or a similar rule of such other court of competent jurisdiction; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

“FTC” shall mean the United States Federal Trade Commission.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Government Bid” shall mean any proposal, quote or offer, made by any of the Sellers at any time in the one-year period prior to the date of this Agreement which, if accepted by the offeree, would result in a Government Contract.  A Government Bid does not include any proposal or offer made by any of the Sellers that has been accepted and has resulted in a Government Contract prior to the Closing Date.

“Government Contract” shall mean any contract of any of the Sellers, on the one hand, and (i) any Governmental Entity, (ii) any prime contractor of any Governmental Entity in its capacity as such or (iii) any subcontractor with respect to any contract described in clause (i) or (ii) above, on the other hand.  A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Government License” shall mean all licenses, permits, franchises, registrations and approvals granted by any Governmental Entity which are required for the ownership, operation and use of the Purchased Assets, including those listed on Schedule 9.13(b).

“Governmental Entity” shall mean any national, federal, state, or local, domestic or foreign, governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal or judicial body.

“Hazardous Materials” shall mean any chemical, pollutant, contaminant, or material, waste or substance, whether hazardous, toxic, deleterious, radioactive, noxious, harmful, or otherwise, petroleum and petroleum products, by-products, derivatives or wastes, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, lead or lead-based paints or materials, or other substances that may have an adverse effect on human health or the environment.

“Indebtedness” shall mean, with respect to any Person and without duplication, any Liability or obligation (whether accrued, absolute, contingent or otherwise, but excluding any intercompany Liabilities) relating to: (a) indebtedness, including interest and any prepayment penalties, expenses, or fees thereon created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities, convertible or preferred stock or evidenced by bonds, notes, debentures or similar instruments, or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) reimbursement obligations and obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and performance bonds, whether or not matured; (c) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than indemnification obligations, trade accounts payable arising, and accrued expenses (i) incurred in the ordinary course of its business and consistent with such Person’s customary trade practices but in any event no more than six (6) months after such property is acquired or services performed or (ii) otherwise taken into account in the determination of Net Working Capital; (d) indebtedness secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured is a primary obligation of or has been assumed by such Person; (e) indebtedness of others guaranteed by such Person; and (f) indebtedness representing the capitalized amount of all obligations of such Person under Capital Leases, as determined in accordance with GAAP.

“Intellectual Property” shall mean all intellectual property rights of any kind, including the following, whether registered or unregistered, including any and all applications to register:  (a) trademarks and service marks, trade dress, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill and common-law rights associated therewith; (b) Patents, inventions (whether or not patentable) and know-how; (c) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (d) copyrighted and copyrightable works and writings (including Computer Software), and applications or registrations in any jurisdiction for the foregoing; and (e) domain names, social and mobile media identifications and registrations pertaining thereto and all intellectual property used in connection with or contained in web sites.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean, (a) with respect to the Sellers, the actual knowledge (after reasonable inquiry) of the individuals listed on Schedule 9.13(c), or (b) with respect to Buyer, the actual knowledge (after reasonable inquiry) of the executive officers of Buyer.

“Law” shall mean any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, judgment, settlement, order, injunction, decree, arbitration award or agency requirement of any Governmental Entity.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, fixed, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or determined or determinable.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance or title defect, adverse ownership claim or interest, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

“Losses” shall mean losses, damages, Liabilities, deficiencies, Causes of Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees.

“Material Adverse Effect” shall mean any event, change, circumstance, condition, effect, development or state of facts that, individually or in the aggregate, (a) is materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Business, taken as a whole, to be included in the Purchased Assets or Assumed Liabilities; provided, however, that Material Adverse Effect shall not include the effect of any event, change, circumstance, condition, effect, development or state of facts arising out of or attributable to (i) general economic, business, financial or market conditions in any country or region in which any of the Sellers conducts business, (ii) any change in the general conditions in any of the industries in which the Sellers operate, (iii) changes, after the date of this Agreement, in Law, (iv) changes, after the date of this Agreement, in GAAP, (v) the execution, announcement or performance of this Agreement or the transactions contemplated hereby and thereby or the consummation of the transactions contemplated by this Agreement, including any disruption in or loss of supplier, distributor, partner, customer or similar relationships or any loss of employees (provided, that the exceptions in this clause (v) shall not apply to that portion of any representation or warranty contained in this Agreement to the extent that the purpose of such portion of such representation or warranty is to address the consequences resulting from the announcement of this Agreement or the transactions contemplated hereby), (vi) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (vii) earthquakes, hurricanes, floods, or other natural disasters, (viii) any change in the market price or trading volume of the Company Common Stock (it being understood that the facts giving rise or contributing to such change may be deemed to constitute, or be taken into account in determining whether there is, a Material Adverse Effect), (ix) the failure of the Company to meet internal or analysts’ estimates, guidance, projections or forecasts of the results of operations of the Company (it being understood that the facts giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there is, a Material Adverse Effect), (x) any adverse effect arising directly from or otherwise directly relating to any action specifically required to be taken by the Sellers by the terms of this Agreement or (xi) any adverse effect arising from the filing of the Chapter 11 Cases, including its effect on the Sellers’ relationships with their customers, suppliers and employees; except, in the case of the foregoing clauses (i), (ii), (iii), (iv), (vi) and (vii), to the extent that such event, change, circumstance, effect, development or state of facts adversely affects the Sellers in a materially disproportionate manner when compared to the effect of such event, change, circumstance, effect, development or state of facts on other Persons in the industries in which the Sellers operate (in which case solely the incremental disproportionate adverse impact or impacts may be taken into account in determining whether there has been a Material Adverse Effect), or (b) would prevent or materially impair or materially delay the ability of any of the Sellers to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

“Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.

“Net Working Capital” shall mean, as of the applicable time for determination thereof, (i) the aggregate of the Current Assets minus (ii) the aggregate of the Current Liabilities, in the case of each of clause (i) and clause (ii), to the extent that such Current Assets and Current Liabilities are designated as such on Exhibit J. Subject to the preceding sentence, Exhibit J sets forth (A) the methodology for determining Net Working Capital and (B) an example of the calculation of Net Working Capital as of June 30, 2016.  Such example calculation is included for reference purposes only.

“Patents” shall mean all patents and patent applications in any jurisdiction, and all reissues, continuations, divisionals, reexaminations, renewals, provisionals and continuations-in-part or extensions of any of the foregoing.

“Permitted Liens” shall mean (subject to the last sentence of this definition) (a) liens for utilities or Taxes not yet due and payable or being contested in good faith and by appropriate proceedings and, in each case, for which appropriate reserves have been included on the balance sheet of the applicable Person in accordance with GAAP, (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, lessors’, landlords’ and other similar liens arising or incurred in the ordinary course of business not yet due and payable or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person in accordance with GAAP, (c) liens for Taxes, assessments, or governmental charges or levies on a Person’s properties if the same shall not at the time be delinquent or are being contested in good faith by appropriate proceedings and in each case for which appropriate reserves have been included on the balance sheet of the applicable Person in accordance with GAAP, (d) easements, restrictive covenants, non-exclusive licenses and similar Liens or impediments against any assets, rights or properties of an entity and that individually or in the aggregate do not materially interfere with the business of such entity or the operation of the property as currently conducted to which they apply, (e) minor irregularities and defects of title that individually or in the aggregate do not materially interfere with an entity’s business or the operation of the property as currently conducted to which they apply, (f) matters that would be disclosed by an inspection, current title policies, title commitments and/or accurate surveys of each property, as applicable, that individually or in the aggregate do not materially interfere with the occupancy, operation or use of the applicable property as currently occupied, operated or used in the conduct of business of the Sellers as currently conducted, (g) Liens granted in respect of any indebtedness of any of the Sellers or securing any obligations with respect thereto that are an Excluded Liability or otherwise not assumed by Buyer pursuant to the Approval Order approving such sale pursuant to Section 363 of the Bankruptcy Code, (h) Liens arising out of pledges or deposits under worker’s compensation Law, unemployment insurance, old age pensions or other social security or retirement benefits or similar legislation, (i) Liens and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, (j) Liens and deposits to secure the performance of bids, tenders, trade contracts (other than contracts for indebtedness for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (k) Liens arising from protective filings, (l) Liens in favor of a banking institution arising as a matter of applicable Law encumbering deposits (including the right of setoff) held by such banking institution incurred in the ordinary course of business and that are within the general parameters customary in the banking industry, (m) Liens in favor of Buyer or any of its Subsidiaries, (n) Liens constituting any interest of title of a lessor or a licensor or either’s creditors in the property subject to any lease (other than a Capital Lease), (o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods incurred in the ordinary course of business, (p) Liens securing reimbursement obligations with respect to commercial letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof incurred in the ordinary course of business, (q) Liens arising out of conditional sale, title retention, hire, purchase, consignment or similar arrangement for the sale of goods entered into in the ordinary course of business, (r) zoning, entitlement, building and other land-use regulations or ordinances imposed by Governmental Entities having jurisdiction over the Seller Property that are not violated by the current use and operation of the Seller Property and (s) title to any portion of the premises lying within the right of way or boundary of any public road or private road that, individually or in the aggregate, do not materially adversely affect the value or the continued use of the Seller Property affected thereby.  No Lien shall be a Permitted Lien if the obligation to which such Lien relates is not an Assumed Liability, and no Lien shall be a Permitted Lien because appropriate reserves with respect thereto are included in the balance sheet of the applicable Person unless and only to the extent taken into account in calculating the Net Working Capital.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, or other entity or group (as defined in the Exchange Act).

“Prepaids and Deposits” shall mean prepaid rent or expenses, lease security deposits, deposits and prepayments under Contracts, prepaid utility deposits, and such other expenses and/or deposits as the Parties may agree in each case which are attributable to the Assumed Contracts.

“Retained Bank Account” shall mean a newly opened bank account of the Company, to which the Closing Date Payment shall be paid.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Seller Benefit Plan” shall mean (a) each “employee benefit plan” within the meaning of Section 3(3) of ERISA (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), (b) each stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity-based plan, program, policy, agreement or arrangement and (c) each compensation, retention, change in control, termination, collective bargaining, employee loan, employment, consulting, severance, deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe benefit and each other plan, policy, program, agreement or arrangement, in each case, that is sponsored, maintained, participated in or contributed to (or for which there is an obligation to contribute to)

by any Seller or under which any Service Provider or any beneficiary or dependent of any such Person has any present or future rights to benefits or in respect of which any Seller has, or would reasonably be expected to have, any direct or indirect liability or obligation.

“Seller Disclosure Schedule” shall mean the disclosure schedule delivered by the Sellers on the date hereof.

“Seller Intellectual Property” shall mean all Intellectual Property owned, used or held for use by the Sellers.

“Seller Organizational Documents” shall mean the Articles of Organization and the by-laws (or other comparable organizational documents) of the Sellers, together with all amendments thereto.

“Seller Owned Intellectual Property” shall mean all Intellectual Property owned or purported to be owned by any of the Sellers.

“Service Provider” shall mean any current or former director, employee, or individual independent contractor of any of the Sellers.

“Subsidiary” when used with respect to any Person shall mean (a) any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or other business entity, of which at least 50% of the partnership, joint venture or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Target Net Working Capital” shall mean $9,360,000.

“Tax Return” shall mean any report, return, declaration, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments or claims for refunds to any of the foregoing required, supplied or to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all U.S. federal, state, or local or non-U.S. taxes, charges, fees, levies or other assessments, including income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, goods and services, profits, license, Capital Stock, capital gains, environmental, franchise, severance, occupation, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, abandoned and unclaimed property taxes, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated, and other taxes, customs, duties, governmental fees or like assessments or charges of any kind whatsoever, including any interest, penalties or additions thereto; and “Tax” shall mean any one of them.

“the other party” or “the other parties” shall mean, (i) with respect to the Sellers, Buyer, and (ii) with respect to Buyer, the Sellers.

“Transaction Documents” means this Agreement, the Bill of Sale, Assignment and Assumption Agreement, Intellectual Property Assignments and Assignment and Assumption of Lease.

“Wholly Owned Subsidiary” of any specified Person shall mean a Subsidiary of such Person all of the outstanding Capital Stock of which will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

L-3 COMMUNICATIONS CORPORATION

By: /s/ David Reilly

Name: David Reilly

Title: VP

[Signature Page to Asset Purchase Agreement]

IMPLANT SCIENCES CORPORATION

By: /s/ William McGann

Name: William McGann

Title: Chief Executive Officer

C ACQUISITION CORP.

By: /s/ William McGann

Name: William McGann

Title: President

ACCUREL SYSTEMS INTERNATIONAL CORPORATION

By: /s/ William McGann

Name: William McGann

Title: President

IMX ACQUISITION CORP.

By: /s/ William McGann

Name: William McGann

Title: President

[Signature Page to Asset Purchase Agreement]